                                                                    EXHIBIT 99.2


                               PURCHASE AGREEMENT


                                     Among

                          HANOVER COMPRESSOR COMPANY,

                           HANOVER COMPRESSION INC.,

                              DRESSER-RAND COMPANY

                                      and

                             INGERSOLL-RAND COMPANY


                                  dated as of

                                 July 11, 2000

                               TABLE OF CONTENTS

                                                                                   Page
                                                                                   ----
ARTICLE I PURCHASE AND SALE OF INTERESTS AND ASSETS; ASSUMPTION OF LIABILITIES.....   7
     1.1.   Sale and Transfer of Subsidiary Interests..............................   7
     1.2.   Transfer of Assets.....................................................   8
     1.3.   Excluded Assets........................................................  10
     1.4.   Instruments of Conveyance and Transfer.................................  11
     1.5.   Assumed Liabilities....................................................  11
     1.6.   Excluded Liabilities...................................................  12
     1.7.   Consideration..........................................................  13
     1.8.   The Closing............................................................  14
            (a) Deliveries by Seller...............................................  14
            (b) Deliveries by Buyer................................................  14
            (c) Deliveries by Hanover..............................................  15
     1.9.   Purchase Price Allocation..............................................  15
     1.10.  Deferred Transfers.....................................................  16
     1.11.  Purchase Price Adjustment..............................................  17
     1.12.  Further Assurances.....................................................  19
ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLER................................  19
     2.1.   Organization...........................................................  19
     2.2.   Subsidiaries...........................................................  20
     2.3.   Ownership of Interests.................................................  20
     2.4.   Authorization, Etc.....................................................  20
     2.5.   Financial Statements...................................................  21
     2.6.   Absence of Undisclosed Liabilities.....................................  21
     2.7.   No Approvals or Conflicts..............................................  21
     2.8.   Compliance with Law; Governmental Authorizations.......................  22
     2.9.   Litigation.............................................................  22
     2.10.  Personal Property Assets...............................................  22
     2.11.  Absence of Certain Changes.............................................  23

     2.12.   Tax Matters...........................................................  24
     2.13.   Employee Benefits.....................................................  26
     2.14.   Labor Relations.......................................................  27
     2.15.   Patents, Copyrights, Trademarks and Service Marks, Etc................  28
     2.16.   Contracts.............................................................  28
     2.17.   Environmental Matters.................................................  30
     2.18.   Insurance.............................................................  31
     2.19.   Real Property.........................................................  31
             (a) Leased Properties.................................................  31
             (b) Owned Properties..................................................  32
     2.20.   Product Liability.....................................................  32
     2.21.   Receivables...........................................................  32
     2.22.   Standby Letter(s) of Credit...........................................  32
     2.23.   Entire Business.......................................................  33
     2.24.   No Brokers' or Other Fees.............................................  33
     2.25.   No Other Representations or Warranties................................  33
ARTICLE III REPRESENTATIONS AND WARRANTIES OF BUYER AND HANOVER....................  33
     3.1.    Organization..........................................................  33
     3.2.    Authorization Etc.....................................................  33
     3.3.    No Approvals or Conflicts.............................................  34
     3.4.    Hanover SEC Filings; Financial Statements; Absence of Certain Changes.  34
     3.5.    Capitalization........................................................  35
     3.6.    Litigation............................................................  36
     3.7.    Conduct of Business; Changes..........................................  37
     3.8.    Compliance with Law; Governmental Authorizations......................  37
     3.9.    Financing.............................................................  37
     3.10.   No Brokers' or Other Fees.............................................  37
     3.11.   No Other Representations or Warranties................................  37
ARTICLE IV CONDITIONS TO SELLER'S OBLIGATION.......................................  38
     4.1.    Representations and Warranties........................................  38
     4.2.    Performance...........................................................  38
     4.3.    Officer's Certificates................................................  38

     4.4.   HSR Act................................................................  38
     4.5.   Injunctions............................................................  38
     4.6.   Consents...............................................................  38
     4.7.   Standby Letter(s) of Credit............................................  38
     4.8.   Assumption Agreement...................................................  39
     4.9.   Registration Rights Agreement..........................................  39
     4.10.  Transition Services Agreement..........................................  39
     4.11.  Opinion................................................................  39
     4.12.  Average Closing Price..................................................  39
ARTICLE V CONDITIONS TO BUYER'S OBLIGATION.........................................  39
     5.1.   Representations and Warranties.........................................  39
     5.2.   Performance............................................................  39
     5.3.   Officer's Certificate..................................................  39
     5.4.   Resignations...........................................................  39
     5.5.   HSR Act................................................................  40
     5.6.   Injunctions............................................................  40
     5.7.   Consents...............................................................  40
     5.8.   Transition Services Agreement..........................................  40
     5.9.   Opinion................................................................  40
ARTICLE VI COVENANTS AND AGREEMENTS................................................  40
     6.1.   Conduct of Compression Services Business...............................  40
     6.2.   Access to Books and Records; Cooperation...............................  41
     6.3.   Filings and Consents...................................................  42
     6.4.   Tax Matters; Cooperation; Preparation of Returns; Tax Elections........  42
     6.5.   Tax Indemnity..........................................................  45
     6.6.   Employees; Benefit Plans...............................................  46
            (a) Defined Benefit Plans..............................................  46
            (b) Defined Contribution Plans.........................................  46
            (c) Welfare Benefit Plans..............................................  46
            (d) Post-Retirement Benefit Plan.......................................  46
            (e) Stock Appreciation Right Plan......................................  47

            (f) Continuation of Comparable Benefit Plans...........................  47
            (g) Prior Service; Deductibles.........................................  47
            (h) Accrued Vacation...................................................  47
            (i) Severance Obligations..............................................  47
            (j) Annual Incentive Compensation......................................  48
            (k) Cooperation and Transition Services................................  48
            (l) Foreign Employment Matters.........................................  48
            (m) No Right to Employment.............................................  49
     6.7.   Labor Matters..........................................................  49
     6.8.   Covenant to Satisfy Conditions.........................................  50
     6.9.   Contact With Customers and Suppliers...................................  50
     6.10.  Projections............................................................  50
     6.11.  Competition............................................................  50
     6.12.  Asset Returns..........................................................  51
     6.13.  Transition Services Agreements.........................................  51
     6.14.  Guarantees.............................................................  52
     6.15.  Private Placement......................................................  52
     6.16.  Seller Credit Support Instruments......................................  52
     6.17.  Use of Name............................................................  52
     6.18.  Follow-On Relationship.................................................  52
ARTICLE VII TERMINATION............................................................  53
     7.1.   Termination............................................................  53
     7.2.   Procedure and Effect of Termination....................................  53
ARTICLE VIII INDEMNIFICATION.......................................................  54
     8.1.   Indemnification........................................................  54
            (a) Indemnification by Seller..........................................  54
            (b) Indemnification by Buyer...........................................  55
            (c) Indemnification Calculations.......................................  55
            (d) Survival of Representations and Warranties.........................  56

            (e) Notice and Opportunity to Defend...................................  56
            (f) Payment............................................................  57
            (g) Tax Indemnity......................................................  57
ARTICLE IX MISCELLANEOUS...........................................................  57
     9.1.   Fees and Expenses......................................................  57
     9.2.   Governing Law..........................................................  57
     9.3.   Amendment..............................................................  57
     9.4.   No Assignment..........................................................  58
     9.5.   Waiver.................................................................  58
     9.6.   Notices................................................................  58
     9.7.   Complete Agreement.....................................................  60
     9.8.   Counterparts...........................................................  61
     9.9.   Publicity..............................................................  61
     9.10.  Headings...............................................................  61
     9.11.  Severability...........................................................  61
     9.12.  Third Parties..........................................................  61
     9.13.  Bulk Sales Law.........................................................  61
     9.14.  CONSENT TO JURISDICTION................................................  61
     9.15.  WAIVER OF JURY TRIAL...................................................  61

Exhibits
--------
Exhibit A      Subsidiaries
Exhibit B      Description of Business
Exhibit C      Transferred Subsidiaries
Exhibit D      Subsidiary Asset Sellers
Exhibit E      Form of Registration Rights Agreement
Exhibit F      Form of Seller Transition Services Agreement
Exhibit G      Form of Buyer Transition Services Agreement

Disclosure Schedule
-------------------
1.2(b)         Exceptions to Title
1.2(g)         Excluded Contracts
1.2(h)         Excluded Licenses, Permits and Franchises
1.3(i)         Excluded Assets
1.6(d)         Excluded Intercompany Liabilities
1.6(i)         Excluded Litigation
2.1            Organization
2.2            Subsidiaries and Subsidiary Interests
2.5            Financial Statements
2.6            Material Undisclosed Liabilities
2.7            Conflicts, Consents and Approvals
2.8            Compliance With Law; Governmental Authorizations
2.9            Litigation
2.10           Personal Property Assets
2.11           Absence of Certain Changes
2.12           Tax Matters
2.13(a)        Excluded Employees; Additional Employees
2.13(b)        Employee Benefits
2.14           Labor Relations
2.15           Patents, Copyrights, Trademarks and Service Marks
2.16           Contracts
2.17           Environmental Matters
2.18           Insurance
2.19(a)        Leased Properties
2.19(b)        Owned Properties
2.20           Product Liability Matters
2.22           Standby Letters of Credit
6.1            Conduct of Business

Buyer Disclosure Schedule
-------------------------
3.6            Litigation
3.7            Conduct of Business; Changes
3.8            Compliance With Law; Governmental Authorizations

                               PURCHASE AGREEMENT

          This Purchase Agreement (this "Agreement"), dated as of July 11, 2000, is entered into by and among Hanover Compressor Company, a Delaware corporation ("Hanover"), Hanover Compression Inc., a Delaware corporation and a wholly owned subsidiary of Hanover (the "Buyer"), Dresser-Rand Company, a New York general partnership (the "Seller"), and, solely for purposes of Sections 6.11, 6.14 and
6.17 hereof, Ingersoll-Rand Company, a New Jersey corporation (the "Parent").

          WHEREAS, Seller and Seller's subsidiaries listed on Exhibit A (the "Subsidiaries") are engaged, in part, in the compression services business described on Exhibit B (the "Compression Services Business"); and

          WHEREAS, Buyer desires to purchase from Seller and Seller desires to sell to Buyer the assets (other than assets expressly excluded pursuant to Section 1.3 hereof), subject to the assumption of certain liabilities as set forth in Section 1.5 hereof, of the Compression Services Business held by Seller (the "D-R Assets") upon the terms and subject to the conditions set forth herein (the "D-R Asset Purchase"); and

          WHEREAS, Buyer desires to purchase from Seller and certain of the Subsidiaries, and Seller desires to sell, and to cause certain of the Subsidiaries to sell, to Buyer, all of the outstanding shares of capital stock and other equity interests (collectively, the "Subsidiary Interests") of the Subsidiaries owned by Seller and such Subsidiaries listed on Exhibit C (the "Transferred Subsidiaries") upon the terms and subject to the conditions set forth herein; and

          WHEREAS, Buyer desires to purchase from the Subsidiaries listed on Exhibit D (such Subsidiaries, the "Subsidiary Asset Sellers", and together with Seller, the "Asset Sellers"), and Seller desires to cause such Subsidiary Asset Sellers to sell to Buyer, the assets of the Compression Services Business held by the Subsidiaries other than the Transferred Subsidiaries (other than the assets expressly excluded pursuant to Section 1.3 hereof), subject to the assumption of certain liabilities as set forth in Section 1.5 hereof (such assets, the "Subsidiary Assets", and together with the D-R Assets, the "Assets"), upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                  PURCHASE AND SALE OF INTERESTS AND ASSETS;
                           ASSUMPTION OF LIABILITIES



          1.1. Sale and Transfer of Subsidiary Interests. On the Closing Date (as defined in Section 1.8) and subject to the terms and conditions set forth in this Agreement, Seller will sell, assign and transfer to Buyer or, in the case of Subsidiary Interests held by a Subsidiary, cause to be sold, assigned and transferred to Buyer, all of Seller's and the Subsidiaries' right, title and interest in and to the Subsidiary Interests free and clear of all options, pledges, mortgages, security interests, liens, restrictions on voting or transfer or other encumbrances of any nature ("Encumbrances"), other than such as may be created by or on behalf of Buyer or as described in Section 2.2 of the disclosure schedule being delivered to Buyer by Seller simultaneously with the execution and delivery of this Agreement (the "Disclosure Schedule").

          1.2. Transfer of Assets. On the Closing Date and subject to the terms and conditions set forth in this Agreement, and further subject to the qualifications and limitations herein provided, Seller shall sell, convey, assign, transfer and deliver to Buyer, or, in the case of Subsidiary Assets, shall cause the Subsidiary Asset Sellers to sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from the Asset Sellers, all the Asset Sellers' right, title and interest in and to the Assets as the same shall exist on the Closing Date, free of any Encumbrance other than Permitted Encumbrances (as defined in Section 2.10), including the following:

          (a) Each Asset Seller's right, title and interest in and to the following exclusively related to the Compression Services Business: (i) the
     (1) patents, patent applications, patent or invention disclosures, provisional patent applications and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility model, certificate of invention and design patents, registrations and applications for registrations, (2) trademarks, service marks, common law trademarks and service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof, (3) copyrightable works, copyrights and registrations and applications for registration thereof, (4) mask works and registrations and applications for registration thereof, and (5) trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, in the cases of subclauses (1) through (4), each as set forth on Section 2.15 of the Disclosure Schedule (collectively, "Intellectual Property"), including all rights in existence on the Closing Date to initiate or file suit for infringements occurring before or on the Closing Date; and (ii) all licenses and other agreements to which any Asset Seller is a party or by which any Asset Seller is bound relating to Intellectual Property;

          (b) The real property and leasehold interests in real property described in Section 2.19 of the Disclosure Schedule, including all buildings, structures, fixtures and other improvements situated thereon or attached thereto (individually, a "Facility" and collectively, the "Facilities"), and including all the Asset Sellers' right, title and interest in and to all leases, subleases, franchises, licenses, permits, easements, privileges, rights-of-way, riparian and other water rights, lands underlying any adjacent streets or roads and appurtenances pertaining to or accruing to the benefit of such property, in each case subject to the Permitted Encumbrances and any other exceptions described on Section 1.2(b) of the Disclosure Schedule;

          (c) Each Asset Seller's right, title and interest in and to the equipment, furniture, furnishings, fixtures, machinery, vehicles, tools and other tangible personal property used in the conduct of the Compression Services Business (collectively, the "Equipment") and all warranties and guarantees, if any, express or implied, existing for the benefit of the Asset Sellers in connection with the Equipment to the extent transferable;

          (d) The inventories (including raw materials, packaging materials and work in progress) of the Compression Services Business (the "Inventory");

          (e) All management information systems, software and information systems network connectivity, and related third party servicing arrangements exclusively related to the Compression Services Business;

          (f) All books, records and accounts, correspondence, production records, technical, accounting, manufacturing and procedural manuals, customer lists, vendor lists, employment records, research material, drawings, studies, reports or summaries relating to any environmental conditions or consequences of any current operation of the Compression Services Business, as well as all studies, reports or summaries relating to any environmental aspect or the general condition of the Assets or any assets of the Transferred Subsidiaries, or otherwise relating to the Compression Services Business as currently conducted, and any confidential information which has been reduced to writing relating to the Compression Services Business as currently conducted; provided that the Asset Sellers shall retain the originals and Buyer shall receive copies of any such items which relate primarily to the Excluded Assets or Excluded Liabilities or other business operations of the Asset Sellers; and provided, further, that in no event shall the Asset Sellers be obligated to transfer books and records relating exclusively to Taxes other than real estate, ad valorem, sales and use taxes (except with respect to Transferred Subsidiaries);

          (g) Each Asset Seller's right, title and interest as of the Closing in and to contracts, maintenance and service agreements, purchase commitments for materials and other services, advertising and promotional agreements, leases and other agreements (including but not limited to, any agreements of the Asset Sellers with suppliers, sales representatives, distributors, agents, personal property lessors, personal property lessees, licensors, licensees, consignors and consignees specified therein) (collectively, "Contracts") attributable to the Compression Services Business, whether or not entered into in the Ordinary Course of Business (as defined in Section 1.3(h)) and whether or not identified in the Disclosure Schedule, except for those contracts, agreements and commitments set forth in Section 1.2(g) of the Disclosure Schedule;

          (h) Each Asset Seller's licenses, permits or franchises issued by any federal, state, municipal or foreign authority relating to the development, use, maintenance or occupation of the Facilities or related to the current conduct of the Compression Services Business, to the extent that such licenses, permits or franchises are transferable, but excluding those items relating to the corporate existence of any Asset Seller or described in
     Section 1.2(h) of the Disclosure Schedule;

          (i) Whether or not billed, all accounts receivable and other receivables of the Asset Sellers to the extent attributable to the Compression Services Business and in existence on the Closing Date, but excluding any such receivables to the extent attributable to any Excluded Assets or Excluded Liabilities;

          (j) Each Asset Seller's right, title and interest in and to all goods and services and all other economic benefits to be received subsequent to the Closing arising out of prepayments and payments by the Asset Sellers prior to the Closing to the extent attributable to the operation of the Compression Services Business, but excluding any such benefits to the extent attributable to any Excluded Assets or Excluded Liabilities; and

          (k) Any other asset of the Asset Sellers not referred to in the foregoing provisions of this Section 1.2 that is required to be included or reflected in the Closing Statement referred to in Section 1.11 or is otherwise used primarily in the Compression Services Business.

          1.3. Excluded Assets. It is expressly understood and agreed that the Assets shall not include the following (each, an "Excluded Asset"):

          (l) Except to the extent expressly transferred pursuant to the provisions of Sections 1.2(a) through (k), inclusive, all assets, rights, properties, claims, contracts and business of any Asset Seller that, after giving effect to the services to be provided to, and other rights of, Buyer under the Seller Transition Services Agreement, are not necessary to conduct the Compression Services Business as currently conducted;

          (m) The capital stock and other equity interests of all direct or indirect subsidiaries and affiliates of Seller other than the Transferred Subsidiaries;

          (n) Cash and cash equivalents or similar type investments, bank accounts, certificates of deposit, Treasury bills and other marketable securities of the Asset Sellers;

          (o) All real property and leasehold interests in real property of the Asset Sellers other than the Facilities and the Equipment;

          (p) Any refunds or credits with respect to any Taxes (as defined in Section 2.12) paid or incurred by the Asset Sellers (plus any related interest received from the relevant Taxing Authority) (as defined in
     Section 2.12);

          (q) Any Intellectual Property of the Asset Sellers (other than the Intellectual Property expressly set forth, summarized and/or described in
     Section 1.2(a) hereof);

          (r) All right, title and interest of any Asset Seller in any insurance policies relating to the Compression Services Business and all rights of any Asset Seller to insurance claims and proceeds with respect to or relating to (i) occurrences prior to the Closing with respect to the operation of the Compression Services Business and (ii) the Excluded Assets and Excluded Liabilities;

          (s) All rights with respect to intercompany receivables, notes or loans between any of the Transferred Subsidiaries, on the one hand, and Seller and its other subsidiaries (excluding Transferred Subsidiaries) and affiliates, on the other hand, except for trade payables or receivables relating to the provision of goods and services to or by the Compression Services Business in the ordinary course of business of the Compression Services Business consistent with past practice and custom ("Ordinary Course of Business"); and

          (t) The rights referred to in Section 1.3(i) of the Disclosure
     Schedule.

         1.4. Instruments of Conveyance and Transfer. At the Closing, the Asset Sellers shall (a) deliver or cause to be delivered to Buyer such deeds, bills of sale, endorsements, consents, assignments, and other good and sufficient instruments of conveyance and assignment as shall be necessary or appropriate or as may be required by the jurisdiction of organization of each Asset Seller to vest in Buyer all right, title and interest of the Asset Sellers in and to the Assets (including such supplemental purchase agreements, consistent with the provisions of this Agreement, as may be required to be executed and delivered by Buyer and the Asset Sellers, or any of their respective subsidiaries, pursuant to the laws of any foreign jurisdiction applicable to any Asset or Asset Seller), and (b) transfer to Buyer all the contracts, agreements, commitments, books, records, files and other data (or copies thereof to the extent originals are not available or to the extent provided in Section 1.2(f)) relating to the Assets reasonably necessary for the continued operation of the Compression Services Business by Buyer.

         1.5. Assumed Liabilities. On the Closing Date, Buyer shall deliver to Seller an undertaking in form reasonably satisfactory to Seller (the "Assumption Agreement") whereby Buyer, on and as of the Closing Date, assumes and agrees to pay, perform and discharge, upon the terms and subject to the conditions of this Agreement, and further subject to the qualifications and limitations herein provided, all liabilities and obligations of the Asset Sellers as of the Closing, other than Excluded Liabilities, to the extent they are attributable to the Compression Services Business as conveyed to Buyer on the Closing Date pursuant to this Agreement, including but not limited to, the following:

          (u) all debts, obligations and liabilities, including, without limitation, liabilities arising under or relating to Environmental Laws (as defined in Section 2.17), to the extent attributable to the ownership or operation of the Compression Services Business after the Closing or the sale of any products after the Closing (other than as a result of any breach by any Asset Seller of any of its obligations to Buyer pursuant to this Agreement);

          (v) all obligations under the contracts, commitments and agreements transferred pursuant to Section 1.2(g) (other than obligations resulting from a breach by the Asset Sellers of any of their obligations to Buyer pursuant to this Agreement) and all obligations under returns or warranty claims made after the Closing Date relating the Compression Services Business;

          (w) all liabilities and obligations for post-Closing returns of Compression Services Business products sold prior to or after the Closing;

          (x) all liabilities and obligations under the licenses, permits or franchises included in the Assets pursuant to Section 1.2(h);

          (y) all liabilities and obligations in respect of employees and employee benefits to the extent Buyer expressly assumes responsibility pursuant to Sections 6.6 and 6.7 hereof;

          (z) all liabilities and obligations for any Taxes and expenses to the extent Buyer expressly assumes responsibility pursuant to Sections 6.4 and
     6.5 hereof;

          (aa) all liabilities for product liability claims with respect to or relating to occurrences after the Closing with respect to the operation of the Compression Services Business; and

          (bb) any other liability or obligation not referred to in the foregoing provisions of this Section 1.5 that is required to be included or reflected in the Closing Statement referred to in Section 1.11.

          The liabilities and obligations assumed by Buyer in accordance with this Section 1.5 are sometimes hereinafter referred to as the "Assumed Liabilities".

          1.6. Excluded Liabilities. It is expressly understood and agreed that, notwithstanding anything to the contrary in this Agreement, Assumed Liabilities shall not include the following (collectively, the "Excluded Liabilities"):

          (cc) except to the extent expressly assumed pursuant to the provisions of Sections 1.5(a) through 1.5(h), inclusive, all debts, liabilities or obligations of the Asset Sellers to the extent they are attributable to the Asset Sellers' business other than the Compression Services Business as conveyed to Buyer on the Closing Date pursuant to this Agreement;

          (dd) all liabilities or obligations of any Asset Seller in the nature of Indebtedness, including any obligation or liability under any contract or agreement relating to the same; as used in this Agreement, "Indebtedness" of any Person means, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (or reimbursement obligations with respect thereto), other than letters of credit incurred by such Person in the Ordinary Course of Business, (iii) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, other than trade payables and accrued expenses incurred in the Ordinary Course of Business, (iv) all capitalized lease obligations of such Person, and (v) any guarantees of any of the foregoing (for the purposes of this Agreement, "Person" means any person or entity, including any individual (in such individual's own capacity or as trustee, executor, administrator or other legal representative), sole proprietorship, corporation, limited liability company, general partnership, limited partnership, trust, unincorporated organization, syndicate, business association, firm, joint venture, governmental agency or authority or any similar entity);

          (ee) all liabilities and obligations in respect of employees and employee benefits not expressly assumed by Buyer pursuant to Sections 6.6 and 6.7 hereof;

          (ff) all obligations with respect to intercompany receivables, notes or loans between any of the Transferred Subsidiaries, on the one hand, and Seller or any of its other subsidiaries (excluding Transferred Subsidiaries) or affiliates, on the other hand, except as listed in Section 1.6(d) of the Disclosure Schedule and except for trade payables or receivables relating to the provision of goods or services to or by the Compression Services Business in the Ordinary Course of Business;

          (gg) all liabilities arising out of or relating to the Excluded
     Assets;

          (hh) except as otherwise expressly provided herein and except for Taxes arising out of the ownership of the Assets with respect to Post-Closing Tax Periods (it being agreed that any such allocation of Taxes to a Post-Closing Tax Period be made on the same basis as in Sections 6.4 and 6.5), all liabilities and obligations for Taxes of the Asset Sellers in any jurisdiction for all Tax Periods;

          (ii) all liabilities for product liability claims with respect to or relating to occurrences prior to the Closing with respect to the operation of the Compression Services Business;

          (jj) all liabilities and obligations for which Seller has expressly assumed responsibility pursuant to this Agreement;

          (kk) all liabilities of Seller and the Subsidiaries with respect to the actions listed on Section 1.6(i) of the Disclosure Schedule; and

          (ll) liabilities and obligations under (i) Deferred Items (as defined in Section 1.10(a)) to the extent Seller does not obtain the consents and waivers necessary to assign, transfer or sublicense such Deferred Items to Buyer and Seller does not provide Buyer the benefits of the Deferred Items pursuant to Section 1.10(a) hereof and (ii) Seller Deferred Items (as defined in Section 1.10(b)).

          1.7. Consideration. Regardless of whether the transfer of any Assets or Subsidiary Interests has been deferred pursuant to the provisions of Section
1.10 or any analogous provision of any related agreement, in consideration for the sale and transfer of the Assets and the Subsidiary Interests, and subject to the terms and conditions set forth in this Agreement, in reliance on the representations, warranties, covenants and agreements of the parties contained herein and in consideration of the sale, assignment and transfer of the Subsidiary Interests and the Assets, Buyer will pay on the Closing Date, ninety-five million dollars ($95,000,000) in cash to Seller (the "Cash Purchase Price") and ninety-five million dollars ($95,000,000) in shares of Common Stock, par value $.001 per share, of Hanover ("Hanover Stock") to Seller or its designee (the "Stock Purchase Price", together with the Cash Purchase Price, each as adjusted pursuant to the provisions of this Agreement, the "Purchase Price"). The number of shares of Hanover Stock to which Seller shall be entitled on the Closing Date shall be as follows: (i) if the Average Closing Price is equal to or less than $30, a number of shares equal to the quotient of the Stock Purchase Price divided by $30; (ii) if the Average Closing Price is greater than $30 and equal to or less than $40, a number of shares equal to the quotient of the Stock Purchase Price divided by the Average Closing Price; (iii) if the Average Closing Price is greater than $40 and equal to or less than $50, a number of shares equal to the quotient of the Stock Purchase Price divided by $40; and
(iv) if the Average Closing Price is greater than $50, a number of shares equal to the quotient of (x) the product of (A) the Stock Purchase Price multiplied by
(B) 1.25 divided by (y) the Average Closing Price. The "Average Closing Price" shall mean the average of the closing prices of one share of Hanover Stock on the New York Stock Exchange as reported in The Wall Street Journal for the most recent thirty (30) days prior to the Closing Date on which the New York Stock Exchange is open and available for at least five (5) hours for the trading of securities.

          1.8. The Closing. Unless this Agreement shall have been terminated and the transactions contemplated herein shall have been abandoned pursuant to
Article VII, subject to Articles IV and V, the closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, on the third business day following the satisfaction or waiver of all of the conditions set forth in Articles IV and V hereof (the "Closing Date"), or at such other place and time as may be agreed upon by Seller and Buyer.

          (a) Deliveries by Seller. At or prior to the Closing, Seller shall deliver or cause to be delivered to Buyer the following:

                (i) such assignments and other instruments and documents as shall be effective to vest in Buyer on the Closing Date, good and marketable title to the Subsidiary Interests, subject, in each case, to no Encumbrances other than such as may be created by or on behalf of Buyer or as described in Section 1.2 of the Disclosure Schedule;

                (ii) bills of sale and such other instruments as are required to transfer the Assets to Buyer or to evidence such transfer on the public records pursuant to Section 1.4;

                (iii) executed counterparts of the Transition Services
        Agreements;

                (iv) resignations from each of the directors and officers of the Transferred Subsidiaries that Buyer requests at least ten calendar days prior to the Closing Date;

                (v) executed counterparts of a registration rights agreement ("Registration Rights Agreement") between Hanover and Parent (as designee of Seller) relating to the registration rights of Parent with respect to the Hanover Stock, a form of which is attached as Exhibit E;

                (vi) an opinion of counsel to Seller and Parent in form and substance reasonably satisfactory to Buyer; and

                (vii) all other previously undelivered documents required by this Agreement to delivered by Seller to Buyer at or prior to the Closing Date in connection with the transactions contemplated hereby.

          (b) Deliveries by Buyer. At or prior to the Closing Date, Buyer shall deliver or cause to be delivered to or for the benefit of Seller the following:

                (i) the amount in cash specified in Section 1.7, by wire transfer of immediately available funds to an account or accounts designated by Seller in writing at least two business days prior to the Closing Date;

                (ii) executed counterparts of the Transition Services
        Agreements;

                (iii) an opinion of counsel to Buyer and Hanover in form and substance satisfactory to Seller; and

                (iv) all other previously undelivered documents required by this Agreement to be delivered by Buyer to Seller at or prior to the Closing Date in connection with the transactions contemplated hereby.

          (c) Deliveries by Hanover. At or prior to the Closing Date, Hanover shall deliver to Parent (i) an executed copy of the Registration Rights Agreement and (ii) certificates evidencing the Hanover Stock.

          (d) All instruments and documents executed and delivered to Buyer pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Buyer. All instruments and documents executed and delivered to Seller or any of its affiliates pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Seller.

          1.9. Purchase Price Allocation. Seller shall prepare a schedule which will set forth an allocation of the Purchase Price to each of the Subsidiary Interests and the aggregate amount of the Assets which will be transferred pursuant to this Agreement, and Seller and Buyer shall then cooperate in good faith to revise such schedule to reflect each other's comments on or prior to the Closing. If the parties are unable to agree upon an allocation prior to the Closing, the parties shall continue to cooperate in the preparation of, and use their reasonable best efforts to agree upon, the allocation, provided that any material issues with respect to the allocation which have not been finally resolved within 30 days following the Closing shall be referred for resolution to Ernst & Young LLP or another internationally recognized firm of independent public accountants as to which Seller and Buyer mutually agree (the "CPA Firm"), whose determination shall be final and binding upon the parties. The costs of such CPA Firm shall be shared equally by the parties. As soon as practicable following the Closing, but in no event later than 90 days prior to the date on which Internal Revenue Service Form 8594 and, if applicable, Form 8023 (or any similar forms required by any foreign jurisdiction) is due, Buyer will prepare an allocation schedule (the "Allocation Schedule") of the Purchase Price and Assumed Liabilities among the Assets (including classes of assets) and Subsidiary Interests along with the first draft of Internal Revenue Service Form 8594 and, if applicable, Form 8023 (and any similar forms required by any foreign jurisdiction). Within thirty (30) days after the receipt of such Allocation Schedule and Form 8594 and, if applicable, Form 8023 (and similar forms), Seller shall propose any changes to such Allocation Schedule and Form 8594 and, if applicable, Form 8023 (and similar forms) or shall be deemed to be in concurrence therewith, which concurrence shall not be unreasonably withheld. Any subsequent adjustments to the Purchase Price shall be reflected in the Allocation Schedule in a manner consistent with Section 1060 of the Code or, if applicable, Section 338 of the Code and the Treasury Regulations and Buyer shall deliver any changes to the Allocation Schedule to Seller within twenty (20) days after such changes are made. Seller and Buyer shall endeavor in good faith to resolve any differences with respect to the Allocation Schedule and Form 8594 and, if applicable, Form 8023 (and similar forms). Seller and Buyer agree to act in accordance with the computations and allocations contained in the Allocation Schedule, after giving effect to the foregoing procedures, in any relevant Tax Returns or filings (including, but not limited to, any forms or reports required to be filed pursuant to Section 1060 of the Code and, if applicable, Section 338 of the Code, the Treasury Regulations or any provisions of local, state and foreign law) and shall not take any position contrary thereto unless required to do so pursuant to a determination (as defined in Section 1313(a) of the Code or any similar provision of state, local or foreign law), and shall cooperate in the preparation of any such forms or reports and to file such forms or reports in the manner required by applicable law.

          1.10. Deferred Transfers. (a) Notwithstanding anything to the contrary contained in this Agreement, to the extent that the sale, assignment, transfer, conveyance or delivery or attempted sale, assignment, transfer, conveyance or delivery to Buyer of any Asset or Subsidiary Interest is prohibited by any applicable federal, national, state, provincial, municipal, foreign or local law, statute, ordinance, act, rule, regulation, governmental requirement, directive, decision, order, judgment or decree of any kind in any country ("Law") or would require any governmental or third-party authorizations, approvals, consents or waivers (each, an "Approval") and such Approvals shall not have been obtained prior to the Closing, this Agreement shall not constitute a sale, assignment, transfer, conveyance or delivery, or any attempted sale, assignment, transfer, conveyance or delivery, thereof. Following the Closing, Seller shall use its, and shall cause the Subsidiary Asset Sellers to use their, reasonable efforts to obtain promptly such Approvals; provided, however, that no Asset Seller shall be required to pay any consideration therefor, other than filing, recordation or similar fees payable to any domestic or foreign government or governmental authority. Pending such Approval, (i) the parties shall cooperate with each other in any reasonable and lawful arrangements designed to provide to Buyer the benefits of such Asset or Subsidiary Interest not sold, assigned, transferred, conveyed or delivered at the Closing (each, a "Deferred Item") and (ii) Seller shall, or shall cause the applicable Subsidiary Asset Seller to, enforce, at the reasonable request of Buyer for the account of Buyer, any rights of the applicable Asset Seller arising from such Deferred Item. Once such Approval for the sale, assignment, transfer, conveyance or delivery of a Deferred Item is obtained, Seller shall, or shall cause the applicable Subsidiary Asset Seller to, promptly assign, transfer, convey and deliver, or cause to be assigned, transferred, conveyed and delivered, such Deferred Item to Buyer for no additional consideration. To the extent that any such Deferred Item cannot be transferred or the full benefits and liabilities of use of any such Deferred Item cannot be provided to Buyer following the Closing pursuant to this Section 1.10(a), then Buyer and Seller shall enter into such arrangements (including subleasing or contracting if permitted) to provide to Buyer the economic (taking into account Tax costs and benefits) and operational equivalent of obtaining such Approval and the performance by Buyer of the obligations thereunder. Nothing in this Section 1.10(a) shall affect Buyer's rights pursuant to Sections 5.7 and 7.1(b) hereof or its rights to indemnification pursuant to Section 8.1 hereof.

          (b) Notwithstanding anything to the contrary contained in this Agreement, to the extent that the sale, assignment, transfer, conveyance or delivery or attempted sale, assignment, transfer, conveyance or delivery to Seller of any Excluded Assets on the books of any Transferred Subsidiary (including, without limitation, the Contract For the Purchase of Gas Compressors and Gas Compression Services between Corpoven, S.A. and Southwest Industries, Inc., Venezuelan Branch, dated June 1995) or the assumption by Seller of any Excluded Liabilities on the books of any Transferred Subsidiary is prohibited by any applicable Law or would require any Approval and such Approvals shall not have been obtained prior to the Closing, this Agreement shall not constitute a sale, assignment, transfer, conveyance, delivery or assumption, or any attempted sale, assignment, transfer, conveyance, delivery or assumption, thereof. Following the Closing, Buyer and Hanover shall use their, and shall cause their subsidiaries to use their, reasonable efforts to obtain promptly such Approvals; provided, however, that none of Hanover or any of its subsidiaries shall be required to pay any consideration therefor, other than filing, recordation or similar fees payable to any domestic or foreign government or governmental authority. Pending such Approval, (i) the parties shall cooperate with each other in any reasonable and lawful arrangements designed to allocate to Seller the benefits and burdens of such asset or liability not sold, assigned, transferred, conveyed or delivered prior to the Closing (each, a "Seller Deferred Item") and (ii) Buyer and Hanover shall, or shall cause their subsidiaries to, enforce, at the reasonable request of Seller for the account of Seller, any rights of Hanover and its subsidiaries arising from such Seller Deferred Item. Once such Approval for the sale, assignment, transfer, conveyance, delivery or assumption of a Seller Deferred Item is obtained, Hanover and Buyer shall, or shall cause their applicable subsidiary to, promptly assign, transfer, convey and deliver, or cause to be assigned, transferred, conveyed and delivered, such Seller Deferred Item to Seller for no consideration and Seller shall, or shall cause one of its subsidiaries to, effect the assumption of any Seller Deferred Items constituting an obligation. To the extent that any such Seller Deferred Item cannot be transferred or the full benefits and liabilities of use of any such Seller Deferred Item cannot be provided to Seller following the Closing pursuant to this Section 1.10(b), then Buyer and Seller shall enter into such arrangements (including subleasing or contracting if permitted) to provide to Seller the economic (taking into account Tax costs and benefits) and operational equivalent of obtaining such Approval and the performance by Seller of the obligations thereunder. Nothing in this Section 1.10(b) shall affect Buyer's or Seller's rights to indemnification pursuant to Section 8.1 hereof.

          1.11. Purchase Price Adjustment. (a) Within seventy-five (75) days after the Closing Date, PricewaterhouseCoopers LLP, on behalf of Seller, will prepare, or cause to be prepared, a statement of net assets (the "Closing Statement") containing a calculation of the net assets of the Compression Services Business as of the Closing Date (the "Net Assets Amount"). For the purposes of the calculation referred to in the immediately preceding sentence, the net assets of the Compression Services Business shall include, among other things, cash and marketable securities in the Transferred Subsidiaries, but shall not include amounts due to and from Seller and its affiliates other than as a result of trade receivables and trade payables. Buyer will assist and cooperate with Seller in the preparation of the Closing Statement, including by providing Seller and its accountants access to the books and records relating to the Compression Services Business and to any other information necessary to prepare the Closing Statement. The Closing Statement shall be prepared in conformity with GAAP (as defined in Section 2.5), applied on a basis consistent with the 1999 Statement of Net Assets (as defined in Section 2.5).

          (b) Buyer shall, within forty-five (45) days after the delivery by Seller of the Closing Statement and calculation of the Net Assets Amount, complete its review of the Closing Statement and the calculation of such Net Assets Amount. In the event that Buyer determines that the Net Assets Amount has not been determined on a basis consistent with the requirements of Section 1.11(a), Buyer shall inform Seller in writing (the "Objection"), setting forth a specific description of the basis of the Objection, the adjustments to the Net Assets Amount which Buyer believes should be made, and Buyer's calculation of the Net Assets Amount on or before the last day of such 45-day period and Buyer shall be deemed to have accepted any items not disputed in the Objection. Failure to so notify Seller shall constitute acceptance and approval of Seller's calculation of the Net Assets Amount. Seller shall then have 30 days from the date it receives the Objection to review and respond to the Objection. If the Net Assets Amount calculated by Buyer and the Net Assets Amount calculated by Seller are both less than sixty-nine million eight hundred eighty-three thousand dollars ($69,883,000) (the "Base Amount"), Seller shall pay an amount equal to the sum of (x) the amount of the deficiency between the Base Amount and the Net Assets Amount calculated by Seller plus
     (y) interest computed at the rate declared from time to time by The Chase Manhattan Bank as its "prime rate" (the "Prime Rate") for the period from the Closing Date to the date of such payment on the deficiency amount, in immediately available funds or, at the option of Seller, by paying 50% of such deficiency amount in immediately available funds and 50% of such deficiency amount by delivering shares of Hanover Stock to Buyer with an aggregate value (based on the value used in the determination of the Stock Purchase Price pursuant to Section 1.7) equal to 50% of such deficiency amount within 3 business days of Seller's receipt of Buyer's Objection. If the Net Assets Amount calculated by Buyer and the Net Assets Amount calculated by Seller are both greater than the Base Amount, Buyer shall pay an amount equal to the sum of (1) the amount of the excess of the Net Assets Amount calculated by Buyer over the Base Amount plus (2) interest computed at the Prime Rate for the period from the Closing Date to the date of such payment on the excess amount, in immediately available funds to Seller within 3 business days of Seller's receipt of Buyer's Objection. Seller shall then have 30 days from the date it receives the Objection to review and respond to the Objection. If Seller and Buyer are unable to resolve all of their disagreements with respect to the determination of the foregoing items within 30 days following the completion of Seller's review of the Objection, after having used their good faith efforts to reach a resolution, they shall refer their remaining differences to the CPA Firm, who shall, acting as experts in accounting and not as arbitrators, determine on a basis consistent with the requirements of Section 1.11(a), and only with respect to the specific remaining accounting related differences so submitted, whether and to what extent, if any, the Net Assets Amount requires adjustment. Seller and Buyer shall request the CPA Firm to use its best efforts to render its determination within 45 days. The CPA Firm's determination shall be conclusive and binding upon Seller and Buyer. Seller and Buyer shall make reasonably available to the CPA Firm all relevant books and records, any work papers (including those of the parties' respective accountants) and supporting documentation relating to the Closing Statement, the calculation of the Net Assets Amount and all other items reasonably requested by the CPA Firm. The applicable Net Assets Amount (the "Final Net Assets Amount") shall ultimately be equal to (i) the Net Assets Amount in the event that (x) no Objection is delivered to Seller during the 45-day period specified above, or (y) Seller and Buyer so agree,
     (ii) the applicable Net Assets Amount, adjusted in accordance with the Objection in the event that Seller does not respond to the Objection within the 30-day period following receipt by Seller of the Objection, or (iii) the applicable Net Assets Amount, as adjusted by either (x) the agreement of Seller and Buyer or (y) the CPA Firm. All fees and disbursements of the CPA Firm, if any, shall be shared equally by Seller and Buyer.

          (c) If the Final Net Assets Amount is less than the Base Amount, Seller shall pay an amount equal to the difference of (x) the amount of such deficiency minus (y) any amounts paid by Seller to Buyer pursuant to
     Section 1.11(b)(x) (such difference, the "Remaining Deficiency Amount"), plus (z) interest computed at the Prime Rate for the period from the Closing Date to the date of such payment on the Remaining Deficiency Amount, in immediately available funds or, at the option of Seller, by paying 50% of such Remaining Deficiency Amount in immediately available funds and 50% of such Remaining Deficiency Amount by delivering shares of Hanover Stock to Buyer with an aggregate value (based on the value used in the determination of the Stock Purchase Price pursuant to Section 1.7) equal to such 50% of the Remaining Deficiency Amount within 3 business days after the ultimate determination of the Final Net Assets Amount as provided in this Section 1.11. If the Final Net Assets Amount is greater than the Base Amount, Buyer shall pay an amount equal to the difference of (1) the amount of such excess minus (2) any amounts paid by Buyer to Seller pursuant to Section 1.11(b)(1) (such difference, the "Remaining Excess Amount"), plus (3) interest computed at the Prime Rate for the period from the Closing Date to the date of such payment on the Remaining Excess Amount, in immediately available funds to Seller within 3 business days after the ultimate determination of the Final Net Assets Amount as provided in this Section 1.11.

          (rr) Any amount paid pursuant to this Section 1.11 shall be deemed to be an adjustment to the Purchase Price.

          1.12. Further Assurances. After the Closing, each party hereto shall from time to time, at the request of another party, execute and deliver such other instruments of conveyance and transfer and take such other actions as such other party may reasonably request in order to more effectively consummate the transactions contemplated hereby (including, without limitation, the transactions contemplated by Section 1.10) and to vest in Buyer good and valid title to the Subsidiary Interests and the Assets.

                                  ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller, on behalf of itself and the Subsidiaries, including, without limitation, the Transferred Subsidiaries and the Asset Sellers, hereby represents and warrants to Buyer as follows:

          2.1. Organization. Seller is a general partnership duly formed, validly existing and in good standing under the laws of the State of New York. Seller has all requisite partnership power and authority to own its assets and to carry on the Compression Services Business as now being conducted by it and is duly qualified or licensed to conduct the Compression Services Business and is in good standing in the jurisdictions in which the ownership of its property or the conduct of the Compression Services Business requires such qualification or license, except jurisdictions in which the failure to be so qualified or licensed would not, individually or in the aggregate, have a material adverse effect on the results of operations, assets, financial condition or business of the Compression Services Business taken as a whole (hereinafter referred to as a "Material Adverse Effect"). Except as set forth in Section 2.1 of the Disclosure Schedule, with respect to the Compression Services Business, Seller does not own or have any option or right to acquire, directly or indirectly, any capital stock or other equity securities of, or have any direct or indirect equity or ownership interest or debt investment in, any corporation, association, partnership, joint venture or other business.

          2.2. Subsidiaries. Section 2.2 of the Disclosure Schedule sets forth for each Subsidiary (i) its structure (i.e., corporation, partnership, limited liability company, etc.), name and jurisdiction of incorporation, formation or organization, as applicable, and (ii) the number of issued and outstanding shares of each class of its capital stock or other issued and outstanding equity interests, as applicable, the names of the holders thereof, and the number of shares or percentage interests, as applicable, held by each such holder. Each Subsidiary is duly formed or organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of incorporation, formation or organization, as applicable, has the requisite corporate or similar power and authority to own its assets and to carry on the Compression Services Business as now being conducted by it, and where applicable, is duly qualified or licensed to do business and is in good standing in the jurisdictions in which the ownership of its property or the conduct of its business requires such qualification or license, except jurisdictions in which the failure to be so qualified or licensed would not, individually or in the aggregate, have a Material Adverse Effect. All the outstanding shares of capital stock or other equity interests of the Transferred Subsidiaries are duly authorized and validly issued and outstanding, fully paid and nonassessable (where applicable) and owned by the persons set forth in Section 2.2 of the Disclosure Schedule. Except as set forth in Section 2.2 of the Disclosure Schedule, there are no options, warrants, calls, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character with respect to the securities of the Transferred Subsidiaries or the issuance of additional securities of the Subsidiaries. Complete and correct copies of the charter documents (or equivalent organizational documents) and all amendments thereto and the minute books of each of the Transferred Subsidiaries have been made available to Buyer on or prior to the date of this Agreement.

          2.3. Ownership of Interests. Good title to the Subsidiary Interests is owned of record and beneficially solely by Seller or a Subsidiary, free and clear of all Encumbrances, other than certain nominee shares (the "Nominee Shares"), as to which Seller and the Subsidiaries have the requisite contractual authority to convey good title to Buyer as set forth in Section 2.2 of the Disclosure Schedule, and other than as otherwise set forth in Section 2.2 of the Disclosure Schedule. Subject only to recording on the books of the respective Transferred Subsidiaries (for which there is no material impediment), the transfer of the Subsidiary Interests to Buyer at Closing will vest in Buyer good title to the Subsidiary Interests, free and clear of all Encumbrances, except for any Encumbrances resulting from any action taken by or on behalf of Buyer or as otherwise set forth in Section 2.2 of the Disclosure Schedule.

          2.4. Authorization, Etc. Seller has full partnership power and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby to be carried out by it, and Seller and each Subsidiary has full power and authority to execute and deliver any other agreements or instruments contemplated hereby (to the extent such entity is a party thereto) and to carry out the transactions contemplated thereby to be carried out by it. This Agreement has been duly and validly executed by Seller and, assuming this Agreement constitutes the legal, valid and binding agreement of Buyer, constitutes a legal, valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. When executed and delivered as provided in this Agreement, each other agreement and instrument contemplated hereby to be executed by Seller or any Subsidiary will be a valid and legally binding obligation of Seller or such Subsidiary (to the extent a party thereto) enforceable against Seller or such Subsidiary in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          2.5. Financial Statements. Seller has made available to Buyer the unaudited pro forma Statement of Net Assets of the Compression Services Business at December 31, 1999 (the "1999 Statement of Net Assets") and the related unaudited pro forma statement of income for the twelve-month period then ended. Except as set forth in Section 2.5 of the Disclosure Schedule, all the foregoing financial statements have been prepared from the books and records of Seller and its affiliates in conformity with accounting principles generally accepted in the United States of America ("GAAP"), as in effect during the period indicated. Except as set forth in Section 2.5 of the Disclosure Schedule, the foregoing income statement presents fairly in all material respects the unaudited pro forma results of operations of the Compression Services Business for the period covered, and the 1999 Statement of Net Assets presents fairly in all material respects the unaudited pro forma financial condition of the Compression Services Business as of the date thereof, in each case in conformity with GAAP (except as stated above).

          2.6. Absence of Undisclosed Liabilities. There are no liabilities of any kind whatsoever (whether absolute, accrued, contingent or otherwise, and whether due or to become due) that are required to be reflected in, or disclosed in the notes to, an unaudited pro forma Statement of Net Assets of the Compression Services Business prepared in conformity with GAAP, other than liabilities and obligations (i) reflected in the 1999 Statement of Net Assets (or disclosed in the notes thereto), (ii) arising after December 31, 1999, in the Ordinary Course of Business or (iii) disclosed in Section 2.6 of the Disclosure Schedule.

          2.7. No Approvals or Conflicts. Except as set forth in Section 2.7 of the Disclosure Schedule, the execution, delivery and performance by Seller of this Agreement and the consummation by Seller and the Subsidiaries of the transactions contemplated hereby will not (i) violate, conflict with or result in a breach by Seller or any Subsidiary of any provision of the organizational documents or the charter (or equivalent) document of Seller or any Subsidiary,
(ii) violate, conflict with or result in a breach of any provision of, or constitute a default by Seller or any Subsidiary (or create an event which, with notice or lapse of time or both, would constitute such a default) or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of any Seller or any Subsidiary included in the Assets or the Compression Services Business or on the Subsidiary Interests under, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument to which Seller, any Transferred Subsidiary or any of their respective properties may be bound, (iii) violate or result in a breach of any order, injunction, judgment, ruling, law or regulation of any court or governmental authority applicable to Seller, any Subsidiary or any of their respective properties or (iv) except for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and as otherwise set forth in Section 2.7 of the Disclosure Schedule, require any order, consent, approval or authorization of, or notice to, or declaration, filing, application, qualification or registration with, any governmental or regulatory authority, except, with respect to the foregoing clauses (ii), (iii) and (iv) above as they apply to matters that are not, individually or in the aggregate, material to the conduct of the Compression Services Business, as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Seller or the Subsidiaries to consummate the transactions contemplated by this Agreement.

          2.8. Compliance with Law; Governmental Authorizations. Except as set forth in Section 2.8 of the Disclosure Schedule, the Compression Services Business is not in violation in any material respect of any order, injunction, judgment, ruling, law or regulation of any court or governmental authority applicable to the Assets or the Compression Services Business. Seller and the Subsidiaries have all licenses, permits and other governmental authorizations necessary to conduct the Compression Services Business as currently conducted (all of which are valid and in full force and effect), except where the failure to have such licenses, permits and other governmental authorizations would not reasonably be expected to have a Material Adverse Effect.

          2.9. Litigation. Except as set forth in Section 2.9 of the Disclosure Schedule, as of the date hereof, there are no suits, actions, proceedings or investigations pending or, to the knowledge of Seller, threatened against Seller or any of the Subsidiaries relating to the Compression Services Business or the transactions contemplated by this Agreement before any arbitrator, court or governmental or regulatory authority or body, which, if decided unfavorably to Seller or such Subsidiary, would have a Material Adverse Effect or a material adverse effect on the ability of Seller or such Subsidiary to consummate the transactions contemplated by this Agreement. Except as set forth in Section 2.9 of the Disclosure Schedule, neither Seller nor, to the knowledge of Seller, any other Asset Seller has received any notice that Seller or any of the other Asset Sellers or any of the Assets is subject to any decree, order or judgment which would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of Seller or such other Asset Seller to consummate the transactions contemplated by this Agreement. Except as set forth on Schedule
2.9 of the Disclosure Schedule, to the knowledge of Seller, as of the date hereof, no Asset Seller is a plaintiff in any suit, action or proceeding. For the purposes of this Agreement, references to the "Seller's knowledge" or the "knowledge" of Seller or words of similar import shall mean actual knowledge after reasonable inquiry of Sammy D. Antoun, Greg Brasel, James Coffman, Barry Cottrell, Thomas D. Gamble, Brian Gallagher, Steven Muck and David Norton.

          2.10. Personal Property Assets. Except as set forth in Section 2.10 of the Disclosure Schedule, on December 31, 1999, the Asset Sellers and the Transferred Subsidiaries had and, except with respect to personal property assets disposed of or acquired in the Ordinary Course of Business since such date, the Asset Sellers and the Transferred Subsidiaries now have, good and valid title to, or hold by valid and existing lease or license, all the personal property assets reflected as assets of the Compression Services Business on the 1999 Statement of Net Assets or which would have been reflected on the 1999 Statement of Net Assets if acquired prior to such date, free and clear of all Encumbrances of any nature except for: (i) Encumbrances which secure indebtedness or obligations which are properly reflected on the 1999 Statement of Net Assets; (ii) liens for Taxes not yet payable or being contested in good faith; (iii) liens arising as a matter of law in the Ordinary Course of Business, provided that the obligations secured by such liens are not delinquent or are being contested in good faith; and (iv) such imperfections of title and Encumbrances which, individually or in the aggregate, would not have a Material Adverse Effect (clauses (i) through (iv), collectively, "Permitted Encumbrances"). Except as set forth in Section 2.10 of the Disclosure Schedule, the Asset Sellers and the Transferred Subsidiaries own, or have valid leasehold interests in, all material tangible personal property assets necessary for the operation or conduct of the Compression Services Business as currently conducted and all such assets are in reasonably good maintenance, operating condition and repair, normal wear and tear excepted, other than machinery and equipment under repair or out of service in the Ordinary Course of Business.

          2.11. Absence of Certain Changes. Except as set forth in Section 2.11 of the Disclosure Schedule or as otherwise provided herein, since December 31, 1999, (i) the Compression Services Business has been conducted only in the Ordinary Course of Business in all material respects, and (ii) the Compression Services Business has not suffered a Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth in Section 2.11 of the Disclosure Schedule or as otherwise provided herein, since December 31, 1999, with respect to the Compression Services Business there has not been:

          (a) any damage, destruction or loss (whether or not covered by insurance) materially affecting the Compression Services Business or the Assets;

          (b) any option, subscription, issuance, warrant, call, commitment or agreement of any character granted or made by any Transferred Subsidiary in respect of its capital stock or other equity interests;

          (c) any issuance, declaration, setting aside or payment of any dividend or other distribution of cash or property on any of the capital stock or other equity interests of any Transferred Subsidiary, or any direct or indirect redemption, purchase or other acquisition of any shares of capital stock or other equity interests of any Transferred Subsidiary;

          (d) any strikes, work stoppages or other material labor disputes involving employees of the Transferred Subsidiaries;

          (e) any amendment, termination, waiver or cancellation of any material term of any Material Contract (as defined in Section 2.16), or of any material right or claim of Seller or any Transferred Subsidiary under any Material Contract or any new Material Contract;

          (f) any sale, transfer or other disposition of assets of the Compression Services Business having an aggregate value exceeding one million dollars ($1,000,000), excluding sales of assets in the Ordinary Course of Business;

          (g) any (i) general increase in the compensation of employees of the Transferred Subsidiaries other than in the Ordinary Course of Business,
     (ii) increase in any compensation payable to any officer or other member of senior management of the Transferred Subsidiaries, whether or not in the Ordinary Course of Business or (iii) loan or commitment therefor made by any Transferred Subsidiary to any officer or other member of senior management of the Transferred Subsidiaries or to Seller or any of its officers, directors or affiliates;

          (h) any material change in the accounting methods or practices followed by any Transferred Subsidiary (other than such as have been required by applicable law or GAAP); or

          (i) any agreement or commitment by or on behalf of Seller, any Transferred Subsidiary or the Compression Services Business to do any of the foregoing.

          2.12. Tax Matters. (a) For purposes of this Agreement, the following meanings:

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Post-Closing Tax Period" shall mean any Tax period beginning after the Closing Date and that portion of any Straddle Period beginning after the Closing Date.

          "Pre-Closing Tax Period" shall mean any Tax period ending on or before the Closing Date and that portion of any Straddle Period ending on the Closing Date.

          Straddle Period" shall mean any taxable period that includes (but does not end on) the Closing Date.

          "Tax" or "Taxes" shall mean any taxes of any kind, including but not
     limited to   those on or measured by or referred to as income, gross
     receipts, capital, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, transfer, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Taxing Authority, domestic or foreign.

          "Taxing Authority" shall mean, with respect to any Tax, the government entity (including any quasi-governmental body exercising any taxing authority) or political subdivision thereof that imposes such Tax and the agency (if any) charged with the collection of such Tax for such entity or subdivision.

          "Tax Return" shall mean any return, (including information return), report notice, form, declaration, claim for refund, estimate, election or information statement or other document relating to any Tax required to be filed with any Taxing Authority with respect to Taxes, including any schedule or attachment thereto or amendment thereof.

          "Treasury Regulations" shall mean the Treasury Regulations promulgated under the Code.

        (b)  Except as set forth in Section 2.12 of the Disclosure Schedule:

                (i) All Income Tax Returns and all other material Tax Returns required to be filed by or on behalf of each Transferred Subsidiary have been or shall be timely filed with the appropriate Taxing Authority (subject to permitted extensions applicable to such filing) and all such Tax Returns are complete and accurate in all material respects, and all Income Taxes and all other material Taxes (whether or not shown as due on such Tax Returns) have been or shall be timely paid within the prescribed period or any extension thereof other than Taxes (x) that are being contested in good faith and which are set forth on Section 2.12 of the Disclosure Schedule, or (y) for which a reserve (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) will be provided in the Closing Statement.

                (ii) No claim for unpaid Taxes has become a lien against the Assets of any Asset Seller or any Transferred Subsidiary or is being asserted against any Asset Seller or any Transferred Subsidiary except for liens for Taxes not yet due and payable.

                (iii) None of the Assets of any Asset Seller or any Transferred Subsidiary is asset or property that is or will be required to be treated as described in Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and as in effect immediately before the enactment of the Tax Reform Act of 1986, or tax-exempt use property within the meaning of Section 168(h)(1) of the Code.

                (iv) No deficiencies for Taxes have been claimed, proposed or assessed by any Taxing Authority against any of the Transferred Subsidiaries. There are no pending or, to the best of Seller's knowledge, threatened in writing audits, investigations or claims in writing for or relating to any liability in respect of Taxes. Section 2.12(b)(iv) of the Disclosure Schedule sets forth for each Transferred Subsidiary the Income Tax Returns and all other material Tax Returns which have been audited by the relevant Taxing Authorities for each period set forth on Section 2.12(b)(iv) of the Disclosure Schedule and none of the Transferred Subsidiaries has been notified in writing by any Taxing Authority that it intends to audit any Income Tax return or any other material Tax Return. No power of attorney has been executed by any of the Transferred Subsidiaries with respect to any matters relating to any Income Tax or any other material Tax which is currently in force. No extension or waiver of a statute of limitations relating to any Income Tax or any other material Taxes is in effect with respect to any of the Transferred Subsidiaries. No written claim has been made within the last three years by a Taxing Authority in a jurisdiction where a Transferred Subsidiary does not file an Income Tax Return or other material Tax Return that such Transferred Subsidiary is subject to taxation in that jurisdiction.

                (v) There are no Income Tax sharing, indemnity, allocation or similar agreements in writing in effect as between any of the Transferred Subsidiaries (or any predecessors thereof) and any other Person.

                (vi) The Transferred Subsidiaries have properly requested, received and retained all necessary exemption certificates and other documentation supporting any claimed exemption or waiver of material Taxes on sales or other transactions as to which the Transferred Subsidiaries would have been obligated to collect or withhold material Taxes.

                (vii) As of December 31, 1999 and to the Seller's knowledge, Section of the Disclosure Schedule sets forth with respect to each of the Transferred Subsidiaries organized in a foreign jurisdiction (A) the amount of current and accumulated earnings and profits and (B) the amount of previously taxed income within the meaning of Section 959 of the Code.

                (viii) For tax periods after December 31, 1998, none of the Transferred has an investment in "United States property" for purposes of Section 956 of the Code.

                (ix) For tax periods after December 31, 1998, each of the Transferred Subsidiaries organized in a foreign jurisdiction (A) has not been engaged in a United States trade or business for federal income tax purposes, (B) has not been a passive foreign investment company within the meaning of the Code and (C) has not participated in or cooperated with an international boycott within the meaning of Section 999(b) of the Code.

                (x) None of the Transferred Subsidiaries has been a member of an affiliated group that has filed a United States federal consolidated Tax Return or any group that has filed a combined, consolidated, or unitary foreign, state or local Tax Return.

                (xi) None of the Transferred Subsidiaries has filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of any asset owned by it.

          2.13. Employee Benefits. (a) Section 2.13(b) of the Disclosure Schedule sets forth a list of each material "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") whether or not subject to the provisions of ERISA), and each severance, change in control or employment plan, program or agreement, and incentive, bonus, stock option, stock purchase, and restricted stock plan or policy sponsored or maintained by Seller and its Subsidiaries, in which present employees of Seller and any Subsidiaries involved in the Compression Services Business (all such employees, other than those identified as "Excluded Employees" on Section 2.13(a) of the Disclosure Schedule, but including all employees identified as "Additional Employees" on Section 2.13(a) of the Disclosure Schedule, collectively, the "Business Employees") or former Business Employees participate (collectively, the "Business Group Plans"). Business Group Plans which are sponsored or maintained by Seller or any Subsidiary that are domiciled in the United States of America shall hereinafter be referred to as "U.S. Business Group Plans" and Business Group Plans which are not U.S. Business Group Plans shall hereinafter be referred to as "Foreign Business Group Plans".

          (b) To the knowledge of Seller, the Business Group Plans are in compliance with their terms and applicable requirements of ERISA, the Code, and other applicable laws, except where the failure to so comply would not have a Material Adverse Effect. Each U.S. Business Group Plan which is intended to be qualified within the meaning of Section 401 of the

     Code has received a favorable determination letter as to its qualification, and to the knowledge of Seller, nothing has occurred that could reasonably be expected to affect such qualification.

          (c) There are no pending or, to the knowledge of Seller, threatened claims or litigations with respect to any U.S. Business Group Plans, other than claims for benefits by participants and beneficiaries.

          (d) With respect to each Business Group Plan, Seller has made available to Buyer (to the extent applicable): (i) a complete and accurate copy of each such plan; and (ii) the most recent copy of its favorable determination letter.

          (e) To the knowledge of Seller, each Foreign Business Group Plan is and has been established, registered (where required), qualified, administered, funded (where required) and invested in compliance with the terms and applicable provisions thereof and all applicable laws, except where the failure to comply would not have a Material Adverse Effect. To the knowledge of Seller, no event has occurred with respect to any registered Foreign Business Group Plan which would result in the revocation of the registration of such Foreign Business Group Plan, or which would entitle any person (without the consent of the sponsor of such Foreign Business Group Plan) to wind up or terminate any such Foreign Business Group Plan, in whole or in part, or could otherwise reasonably be expected to have a Material Adverse Effect on the tax status of any such Foreign Business Group Plan.

          (f) To the knowledge of Seller, there are no material going-concern unfunded actuarial liabilities, past service unfunded liabilities or solvency deficiencies with respect to any of the Foreign Business Group Plans, except to the extent permitted by applicable laws. To the knowledge of Seller, no contribution holidays have been taken under any of the Foreign Business Group Plans and there have been no withdrawals of assets or transfers of assets from any Foreign Business Group Plan, except in accordance with applicable laws.

          2.14. Labor Relations. Except as set forth in Section 2.14 of the Disclosure Schedule, (a) neither Seller nor any Subsidiary is a party to any collective bargaining agreement applicable to employees of the Compression Services Business, nor is any such contract or agreement presently being negotiated; (b) there is no unfair labor practice charge or complaint pending or, to the knowledge of Seller, threatened against or otherwise affecting any Transferred Subsidiary or the Compression Services Business which, if adversely determined, would reasonably be likely to result in a liability having a Material Adverse Effect; (c) there is no labor strike, slowdown, work stoppage, or lockout in effect, or, to the knowledge of Seller, threatened against or otherwise affecting any Transferred Subsidiary or the Compression Services Business, and no Transferred Subsidiary has experienced any such labor controversy within the past three years; (d) neither Seller nor any Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, any governmental authority relating to employees or employment practices of the Compression Services Business; (e) each Transferred Subsidiary is in compliance with its obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988, as amended ("WARN Act"), and all other notification and bargaining obligations arising under any collective bargaining agreement, statute or otherwise; (f) to the knowledge of Seller, there is no effort to organize employees of the Compression Services Business which is pending or threatened; (g) to the knowledge of Seller, each Transferred Subsidiary has complied in all material respects with all laws relating to the hiring or employment of labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination, immigration and the payment of social security and other payroll-related Taxes, and no Transferred Subsidiary has received any written notice alleging that it has failed to comply with any such laws, rules or regulations; and (h) to the knowledge of Seller, no Transferred Subsidiary has laid-off, terminated or instituted any redundancy procedures with respect to any of its employees at any time within the 12 month period ending on the Closing Date which could result in a material liability to a Transferred Subsidiary.

          2.15. Patents, Copyrights, Trademarks and Service Marks, Etc. Section
2.15 of the Disclosure Schedule lists all patent, copyright, trademark and service mark registrations or applications owned or held by Seller or any Subsidiary that are necessary to conduct the Compression Services Business as currently conducted. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or as otherwise set forth in
Section 2.15 of the Disclosure Schedule, to Seller's knowledge, (i) Seller and the Subsidiaries own all the Intellectual Property necessary to operate the Compression Services Business in all material respects as currently conducted ("Compression Services Business IP"); (ii) the Compression Services Business IP does not infringe, and is not being infringed by, the Intellectual Property of any third party; (iii) no suit, action, proceeding, judgment, order, injunction or decree is pending or outstanding that challenges the validity of, or any right of Seller or any Subsidiary to use, any Compression Services Business IP; and (iv) Seller and the Subsidiaries take reasonable actions to protect and maintain the Compression Services Business IP.

          2.16. Contracts. (a) Section 2.16 of the Disclosure Schedule sets forth a complete and accurate list of each of the following contracts, instruments, leases, deeds and agreements relating to the Compression Services Business to which Seller or any Subsidiary is a party or by which any of them is bound other than contracts, instruments, leases, deeds and agreements to which Seller or any Subsidiary are the only parties (collectively, the "Material Contracts"):

                (i) indentures, mortgages, loan agreements, capital leases, security agreements, or other agreements or commitments for the borrowing of money, or the deferred purchase price of assets;

                (ii) purchase or sales orders and other contracts for the sales of goods and services by Seller or a Subsidiary, excluding any such orders or contracts not involving payments to Seller or a Subsidiary exceeding one million dollars ($1,000,000) in any instance;

                (iii) contracts involving the expenditure by Seller or a Subsidiary of more than five hundred thousand dollars ($500,000) in any instance for the purchase of material, supplies, equipment or services,

                (iv) contracts not otherwise described in this paragraph (a) that involve the expenditure by Seller or a Subsidiary of more than two hundred fifty thousand dollars ($250,000), excluding any thereof that are terminable by Seller or a Subsidiary without penalty on not more than 90 days notice;

                (v)  guarantees of the obligations of third parties;

                (vi) agreements which restrict Seller or a Subsidiary from competing with any other person or entity or from conducting business in any geographic area;

                (vii) contracts or agreements (other than employment agreements) with officers or other members of senior management of Seller or a Subsidiary;

                (viii) license agreements (as licensor or licensee) with third parties (excluding end-user licenses granted to customers of Seller or a Subsidiary);

                (ix) employment agreements with officers or other members of senior management of Seller or a Subsidiary;

                (x) contracts relating to the acquisition of any business enterprise or the assets thereof;

                (xi) contracts relating to both the Compression Services Business and to other businesses of Seller or a Subsidiary to which any Asset Seller is a party or by which it is bound and that is required to be transferred to Buyer to enable Buyer, after giving effect to all of the transactions contemplated by this Agreement, to conduct the Compression Services Business as currently conducted (other than as set forth in Section 1.3(i) of the Disclosure Schedule);

                (xii)  exclusive distributor, dealer or similar contracts;

                (xiii) agreements or contracts of which the primary focus is indemnification arrangements;

                (xiv) any contract with the federal, state or local government or any agency or thereof;

                (xv) commission agreements with any third parties other than employees and sales agents of any Asset Sellers or Transferred Subsidiaries; and consulting agreements involving payments in excess of $100,000 annually.

          (b) True and correct copies (or, if oral, written summaries) of each of the Material Contracts have been made available to Buyer.

          (c) Except as set forth in Section 2.16 of the Disclosure Schedule, each Material Contract is in full force and effect, and is a valid and binding agreement of Seller or a Subsidiary, as applicable, and (to the knowledge of Seller) each of the other parties thereto, enforceable against them in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. Except as set forth in Section 2.16 of the Disclosure Schedule, no condition exists or event has occurred that (whether with or without notice or lapse of time or both) would constitute a default by (x) Seller or any Subsidiary party to any Material Contract or (y) to the knowledge of Seller, any other party to any Material Contract, in each case, except for defaults which would not reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 2.16 of the Disclosure Schedule, as of the date hereof, no party to any Material Contract has notified any Asset Seller of any dispute with respect to such Material Contract and, to the Seller's knowledge, all parties to such Material Contracts have complied in all material respects with the provisions thereof.

          2.17. Environmental Mattersfollowing meanings: (a) For purposes of this Agreement, the following terms shall have the following meanings:

          "Environmental Claim" means any written notice, lien, claim, demand, action, suit, complaint, or proceeding by any person alleging liability or potential liability (including, without limitation, liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, fines or penalties) under or pursuant to any Environmental Laws.

          "Environmental Laws" means all applicable current foreign, federal, state and local statutes, regulations, ordinances, orders and decrees relating to pollution or protection of the environment.

          "Hazardous Materials" means all materials defined as "hazardous substances" or "hazardous wastes," or any other term of similar import under any Environmental Law.

          "Release" shall have the meaning provided in 42 U.S.C. section
     9601(22).

          (b) Except as set forth in Section 2.17 of the Disclosure Schedule and except as would not, individually or in the aggregate, have a Material Adverse Effect:

                (i) Each of Seller and the Transferred Subsidiaries is in compliance with all Environmental Laws;

                (ii) Neither Seller nor any Transferred Subsidiary has received any Environmental Claim or is aware of any threatened Environmental Claim;

                (iii) Neither Seller nor any Transferred Subsidiary has entered into, has to, or is subject to any decree, order, judgment, lien or other similar requirement of any governmental authority or quasi-governmental authority under any Environmental Laws;

                (iv) Neither Seller nor any Transferred Subsidiary has Released or threatened to Release Hazardous Materials into the environment in violation of

        Environmental Laws or in a manner that would reasonably be expected to result in liability under Environmental Laws, and to the knowledge of Seller, no other person has Released or threatened to Release Hazardous Materials into the environment at any property currently owned or operated by Seller or any Transferred Subsidiary in connection with the Compression Services Business in violation of Environmental Laws or in a manner that would reasonably be expected to result in liability under Environmental Laws; and

                (v) Neither Seller nor any Transferred Subsidiary is aware of any (A) underground tank or storage receptacle of Hazardous Substances,
        (B) PCBs or (C) asbestos, currently located at any property currently owned or operated by Seller (and included among the Assets) or any Transferred Subsidiaries.

          2.18 Insurance. Section 2.18 of the Disclosure Schedule lists all insurance policies held in the names of Seller or the Subsidiaries covering the Assets, employees or operations of the Compression Services Business as of the date hereof. All such policies are in full force and effect, all premiums due thereon have been paid by Seller or the Subsidiaries and the applicable entity has complied in all material respects with the provisions of such policies and has not received any notice from any of its insurance brokers or carriers that such broker or carrier will not be willing or able to renew their existing coverage. All insurance policies not held in the names of the Transferred Subsidiaries but which cover the Assets, employees or operations of the Compression Services Business as of the date hereof, are in full force and effect and will remain in full force and effect until the Closing Date, at which time, coverage thereunder will be discontinued with respect to the Assets, the Transferred Subsidiaries and the Compression Services Business.

          2.19 Real Property. (ooo) Leased Properties. Section 2.19(a) of the Disclosure Schedule lists all real property leased or subleased to a Transferred Subsidiary or in the conduct of the Compression Services Business to an Asset Seller. Seller has made available to Buyer correct and complete copies of the leases and subleases covering the properties listed in Section 2.19(a) of the Disclosure Schedule (as amended to the date of this Agreement). With respect to each lease and sublease and except as otherwise specified in Section 2.19(a) of the Disclosure Schedule:

                (i) such lease or sublease is, to the knowledge of Seller, legal, valid and binding on the lessor, in all respects;

                (ii) as of the date hereof, to the knowledge of Seller (A) no party to the lease or sublease is in default beyond any applicable notice, grace or cure period and (B) neither Seller nor any Subsidiary has received a notice of default with respect to such lease or sublease;

                (iii) no such lease or sublease has been mortgaged, deeded in trust or by Seller or a Subsidiary; and

                (iv) the Asset Seller party thereto (A) to the knowledge of Seller possesses good and valid leasehold title with respect to the property covered by such lease or sublease, (B) is in material compliance with the terms of such lease or sublease and (C) is the only occupant of the premises covered by such lease or sublease and no other party has the legal right to occupy such premises without such Asset Seller's consent, which consent has not been given.

          (b) Owned Properties. Section 2.19(b) of the Disclosure Schedule lists all material real property owned by an Asset Seller and used in the conduct of the Compression Services Business or owned by a Transferred Subsidiary ("Owned Property"). With respect to each such parcel of Owned Property listed in Section 2.19(b) of the Disclosure Schedule and except as otherwise specified in Section 2.19(b) of the Disclosure Schedule:

                (i) the identified owner has good and marketable and insurable fee simple title to the parcel of Owned Property, free and clear of any security interest, easement, covenant, option to sell, right of first refusal or other restriction, except for (A) liens for real estate taxes not yet due and payable, (B) installments of special assessments not yet delinquent and (C) easements, covenants, and other restrictions which do not materially interfere with the operation of the Compression Services Business;

                (ii) there are no pending or, to the knowledge of Seller, threatened condemnation proceedings or lawsuits;

                (iii) there are no leases, subleases, licenses, concessions, or other binding granting to any party or parties the right of use or occupancy of any portion of the parcel of Owned Property;

                (iv) there are no outstanding options or rights of first refusal in favor of any other party to purchase any such parcel of Owned Property or any portion thereof or interest therein; and

                (v) there are no parties (other than the Asset Sellers) who are in possession of or who are using any such parcel of Owned Property.

          2.20. Product Liability. Except as set forth in Section 2.20 of the Disclosure Schedule and except for matters that would not have a Material Adverse Effect, neither Seller nor any Subsidiary has received written notice of any claim that is currently pending or, to the knowledge of Seller, currently threatened against such entity for product liability in connection with the Compression Services Business.

          2.21. Receivables. All accounts and notes receivable of the Compression Services Business reflected in the 1999 Statement of Net Assets have arisen from bona fide transactions and are stated therein net of reserves for doubtful accounts in accordance with the requirements of GAAP. The Asset Sellers eliminate intercompany receivables in the Ordinary Course of Business.

          2.22. Standby Letter(s) of Credit. Section 2.22 of the Disclosure Schedule lists all obligations of Seller or Seller's affiliates under standby letters of credit, guarantees, indemnity bonds and other credit support instruments heretofore issued by Seller or Seller's affiliates on behalf of Seller and/or the Subsidiaries in connection with the Compression Services Business and outstanding as of the date hereof.

          2.23. Entire Business. Upon consummation of the transactions contemplated by this Agreement, Buyer will acquire, or will acquire the legally enforceable right to use, all the properties and assets included in the Assets, and the properties and assets of the Transferred Subsidiaries and such properties, assets and the rights acquired by Buyer, together with the Excluded Assets and the services to be provided to, and other rights of, Buyer under the Seller Transition Services Agreement, shall be sufficient for Buyer to conduct the Compression Services Business in the same manner as it is currently conducted, except as set forth in Section 1.3(i) of the Disclosure Schedule and except, in each case, as may be affected by circumstances applicable to Buyer that would not be applicable to any third party purchaser of the Compression Services Business.

          2.24. No Brokers' or Other Fees. Except for Merrill Lynch, Pierce, Fenner & Smith Incorporated, whose fees and expenses will be paid by Seller, no broker, finder or investment banker is entitled to any fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Seller or any Subsidiary.

          2.25. No Other Representations or Warranties. Except for the representations and warranties contained in this Article II, neither Seller nor any other person or entity makes any other express or implied representation or warranty to Buyer.

                                  ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF BUYER AND HANOVER

          Each of Hanover and Buyer hereby represents and warrants to Seller as follows:

          3.1. Organization. Each of Hanover and Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Hanover and Buyer has all requisite corporate power and authority to own its assets and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in the jurisdictions in which the ownership of its property or the conduct of its business requires such qualification or license, except jurisdictions in which the failure to be so qualified or licensed would not, individually or in the aggregate, have a material adverse effect on the results of operations, assets, financial condition or business of Hanover and its subsidiaries taken as a whole (a "Buyer Material Adverse Effect") or on the ability of either Buyer or Hanover to consummate the transactions contemplated by this Agreement.

          3.2. Authorization Etc. Each of Hanover and Buyer has full corporate power and authority to execute and deliver this Agreement and each of the other agreements contemplated hereby to be entered into by it and to carry out the transactions contemplated hereby to be carried out by it. The execution, delivery and performance by each of Buyer and Hanover of this Agreement and each of the other agreements contemplated hereby and the consummation by each of Buyer and Hanover of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of either Buyer or Hanover are necessary to authorize this Agreement or to consummate the transactions so contemplated (including the approval of the issuance of the Hanover Stock and the performance of Hanover's obligations under the Registration Rights Agreement). This Agreement and each of the other agreements contemplated hereby has been duly and validly executed by each of Hanover and Buyer and, assuming this Agreement constitutes the legal, valid and binding agreement of Seller, constitutes a legal, valid and binding agreement of each of Hanover and Buyer, enforceable against each of Hanover and Buyer in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          3.3. No Approvals or Conflicts. The execution, delivery and performance by each of Hanover and Buyer of this Agreement and any other agreements contemplated hereby to be entered into by either Hanover or Buyer, the consummation by each of Hanover and Buyer of the transactions contemplated hereby and thereby and the issuance of Hanover Stock by Hanover will not (i) violate, conflict with or result in a breach by either Hanover or Buyer of any provision of the certificates of incorporation or by-laws of either Hanover or Buyer, (ii) violate, conflict with or result in a breach of any provision of, or constitute a default by either Hanover or Buyer (or create an event which, with notice or lapse of time or both, would constitute a default) or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of Hanover's or Buyer's properties under, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument to which Hanover, Buyer or any of their respective properties may be bound, (iii) violate or result in a breach of any order, injunction, judgment, ruling, law or regulation of any court or governmental authority applicable to Hanover, Buyer or any of their respective properties, or (iv) except for applicable requirements of the HSR Act and as otherwise set forth in Section 2.7 of the Disclosure Schedule, require any order, consent, approval or authorization of, or notice to, or declaration, filing, application, qualification or registration with, any governmental or regulatory authority, except, with respect to the foregoing clauses (ii), (iii) and (iv) above as they apply to matters that are not material to the conduct of the business of Hanover and its subsidiaries taken as a whole, as would not, individually or in the aggregate, reasonably be likely to have a material adverse effect on the ability of either Hanover or Buyer to consummate the transactions contemplated hereby.

          3.4. Hanover SEC Filings; Financial Statements; Absence of Certain Changes. (a) Hanover and, to the extent applicable, each of its then subsidiaries, has timely filed all forms, reports, statements and documents required to be filed with the Securities and Exchange Commission (the "SEC") since July 1, 1997 (collectively, the "Hanover SEC Reports"), each of which complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, each as in effect on the date so filed. Hanover has heretofore delivered or made available to Seller or (in the case of any such document not yet filed with the SEC) promptly will deliver or make available to Seller, in the form filed with the SEC (including any amendments thereto), true and complete copies of the Hanover SEC Reports.

None of such Hanover SEC Reports (including but not limited to any financial statements or schedules included or incorporated by reference therein) contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except to the extent revised or superseded by a subsequent filing with the SEC (a copy of which has been provided or made available to Seller prior to the date hereof), none of the Hanover SEC Reports filed by Hanover since July 1, 1997 and prior to the date hereof, contains any untrue statement of a material fact or omits to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the audited and unaudited financial statements of Hanover (including any related notes thereto) included in the Hanover SEC Reports, complies or, if not yet filed, will comply as to form in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; has been or, if not yet filed, will have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q under the Exchange Act) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly presents or, if not yet filed, will fairly present the consolidated financial position of Hanover at the respective date thereof and the consolidated results of its operations and changes in cash flows for the periods indicated (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

          (c) Except as and to the extent set forth on the consolidated balance sheet of Hanover at December 31, 1999, including the notes thereto, included in Hanover's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, or on the consolidated balance sheet of Hanover at March 31, 2000, including the notes thereto, included in Hanover's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000, Hanover and its subsidiaries have no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet or in the notes thereto prepared in accordance with GAAP, except for liabilities or obligations incurred in the ordinary course of business since March 31, 2000, which would not, individually or in the aggregate, have or reasonably be expected to have a Buyer Material Adverse Effect or a material adverse effect on the ability of Hanover or Buyer to consummate the transactions contemplated by this Agreement.

          3.5. Capitalization. (a) Hanover has authorized under its certificate of incorporation 100,000,000 shares of Hanover Stock and 3,000,000 shares of preferred stock, par value $.01 per share, of which, as of June 1, 2000, 30,226,715 (60,477 in treasury) shares of Hanover Stock (such number of shares is prior to a 2-for-1 stock split that was effected on June 14, 2000, references in this Section 3.5 to "pre-split" or "post-split" referring to dates before or following such 2-for-1 split, respectively) and no shares of preferred stock were issued and outstanding; and Hanover has requested that its stockholders increase the number of authorized shares of Hanover Stock to 200,000,000, which approval may be obtained prior to the Closing Date. Hanover has no other stock authorized, issued or outstanding. Since June 1, 2000, no shares of Hanover Stock or preferred stock of Hanover have been issued or authorized for issuance except that (i) Hanover issued 1.15 million shares (pre-split) of Hanover Stock to the stockholders of Applied Process Solutions, Inc. and 1,000,000 (post-split) in a private placement for cash; (ii) Hanover has authorized or may authorize for issuance approximately 1.6 million shares of Hanover Stock to the stockholders of OEC Compression Corporation and may issue such shares prior to the Closing Date; (iii) Hanover has authorized or may authorize for issuance up to 6.0 million shares (post-split) of Hanover Stock, but only if such shares are issued in transactions that management reasonably believes, based on reasonable assumptions, will be immediately accretive to Hanover's earnings per share and Hanover may issue any such Hanover Stock prior to the Closing Date; and (iv) Hanover effected a 2-for-1 stock split on June 14, 2000.

          (b) As of June 1, 2000, there were options to purchase 4,267,109 shares (pre-split) of Hanover Stock granted under stock option, performance unit or similar plans of Hanover (the "Hanover Stock Plans") (together with options to purchase not in excess of 4.0 million shares (post-split) of Hanover Stock that may be granted and exercised under Hanover Stock Plans after June 1, 2000, and prior to the Closing Date, the "Hanover Stock Options").

          (c) Except for (i) the Hanover Stock Options, (ii) 2,412,585 shares (pre-split) of Hanover Stock issuable upon conversion of the 7 1/4% Convertible Preferred Securities issued by Hanover Compressor Capital Trust and (iii) approximately 1,746 (pre-split) shares of Hanover Stock issuable upon exercise of outstanding warrants for 1,746 shares of Hanover Stock (pre-split) , there are no outstanding options, warrants, convertible securities or rights of any kind to purchase or otherwise acquire any shares of capital stock or other securities of Hanover. Except as set forth in subsections (a), (b) or (c) of this Section 3.5, no shares of capital stock of Hanover are reserved for issuance.

          (d) All outstanding shares of Hanover Stock issued or to be issued upon exercise of any of the Hanover Stock Options or any outstanding warrants or conversion of the Convertible Preferred Securities are or will be validly issued, fully paid and non-assessable and not subject to any preemptive rights created by statute, Hanover's certificate of incorporation or bylaws or any contract.

          (e) There is no outstanding vote, plan or pending proposal for any redemption of stock of Hanover or any merger or consolidation of Hanover with or into any other entity.

          (f) The Hanover Stock to be issued pursuant to the terms of this Agreement has been duly authorized and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

          (g) All of the outstanding shares of Buyer are owned by Hanover, and all such shares are validly issued, fully paid and non-assessable.

          3.6. Litigation. Except as set forth on Section 3.6 of the disclosure schedule being delivered to Seller by Buyer simultaneously with the execution of this Agreement (the "Buyer Disclosure Schedule") or as disclosed on the Hanover SEC Reports filed and publicly available prior to the date of this Agreement, there are no suits, actions, proceedings or investigations pending or, to the knowledge of each of Buyer and Hanover, threatened against Hanover or any of its subsidiaries or relating to the transactions contemplated by this Agreement before any arbitrator, court or governmental or regulatory authority or body, which, if decided unfavorably to Hanover or any of its subsidiaries, would have a Buyer Material Adverse Effect or a material adverse effect on the ability of Buyer or Hanover to consummate the transactions contemplated by this Agreement. Neither Hanover nor, to the knowledge of each of Buyer and Hanover, any of its subsidiaries has received any notice that Hanover or any of its subsidiaries or any of their assets is subject to any decree, order or judgment which would reasonably be expected to have a Buyer Material Adverse Effect or a material adverse effect on the ability of Hanover or Buyer to consummate the transactions contemplated by this Agreement. To the knowledge of each of Buyer and Hanover, as of the date hereof, neither Hanover nor any of its subsidiaries is a plaintiff in any suit, action or proceeding, nor is any action or proceeding threatened. For the purposes of this Agreement, references to "Buyer's knowledge", "Hanover's knowledge", the "knowledge" of Buyer or Hanover or words of similar import shall mean actual knowledge after reasonable inquiry of Michael A. O'Connor, Michael
J. McGhan, William S. Goldberg, Curtis Bedrich, Charles D. Erwin and Richard S. Meller.

          3.7. Conduct of Business; Changes. Except as reflected in Section 3.7 of the Buyer Disclosure Schedule or otherwise contemplated by or disclosed in this Agreement, the Buyer Disclosure Schedule or the Exhibits hereto or otherwise disclosed in the Hanover SEC Reports filed and publicly available prior to the date of this Agreement, since March 31, 2000, Hanover and its subsidiaries have conducted their businesses in all material respects in the ordinary course consistent with past practice, and there has not occurred or arisen any material adverse changes in or any condition, event or occurrence which, individually or in the aggregate, would cause, or would reasonably be expected to cause, a Buyer Material Adverse Effect.

          3.8. Compliance with Law; Governmental Authorizations. Except as described on Section 3.8 of the Buyer Disclosure Schedule, each of Hanover and its subsidiaries is not in violation in any material respect of any order, injunction, judgment, ruling, law or regulation of any court or governmental authority applicable to it. Each of Hanover and its subsidiaries has all licenses, permits and other governmental authorizations necessary to conduct the business of Hanover and its subsidiaries as currently conducted (all of which are valid and in full force and effect), except where the failure to have such licenses, permits and other governmental authorizations would not reasonably be expected to have a Buyer Material Adverse Effect.

          3.9. Financing. Buyer has and will have on the Closing Date sufficient funds available to it to pay the cash Purchase Price and all contemplated fees and expenses of Buyer related to the transactions contemplated hereby.

          3.10. No Brokers' or Other Fees. No broker, finder or investment banker is entitled to any fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Buyer.

          3.11. No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, neither Buyer nor any other person or entity makes any other express or implied representation or warranty to Seller.

                                  ARTICLE IV

                       CONDITIONS TO SELLER'S OBLIGATION

          The obligation of Seller to effect the Closing under this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions, unless validly waived in writing by Seller.

          4.1. Representations and Warranties. The representations and warranties made by Buyer and Hanover in this Agreement shall be true (in all material respects, in the case of those representations and warranties which are not by their express terms qualified by reference to materiality) on and as of the Closing Date as though such representations and warranties were made on such date, except that any representations and warranties that are made as of a specified date shall be true (in all material respects, in the case of those representations and warranties which are not by their express terms qualified by reference to materiality) as of such date.

          4.2. Performance. Buyer and Hanover shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be so performed or complied with by them prior to the Closing.

          4.3. Officer's Certificates. Each of Hanover and Buyer shall have delivered to Seller a certificate, dated as of the Closing Date and executed by an executive officer of Buyer, certifying to the fulfillment of the conditions specified in Sections 4.1 and 4.2 hereof.

          4.4. HSR Act. All applicable waiting periods under the HSR Act with respect to the transactions contemplated hereby shall have expired or been terminated.

          4.5. Injunctions. On the Closing Date there shall be no injunction, writ, preliminary restraining order or other order in effect of any nature issued by a court or governmental authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the purchase of the Subsidiary Interests or the transfer to Buyer by the Asset Sellers of any Assets, except for transfer of any Assets or Subsidiary Interests the failure of which to transfer, individually or in the aggregate with all other Assets and Subsidiary Interests not being transferred on the Closing Date, would not (after giving effect to the interim management provisions of Section 1.10) be material to the operations of the Compression Services Business.

          4.6. Consents. All orders, consents, approvals, permits, authorizations, notices, declarations, filings, applications, qualifications and registrations identified in Section 2.7 of the Disclosure Schedule and necessary to effect the Closing shall have been obtained.

          4.7. Standby Letter(s) of Credit. Buyer shall have delivered one or more standby letters of credit to support obligations of Seller or Seller's affiliates under standby letters of credit, guarantees, indemnity bonds and other credit support instruments heretofore issued by Seller or Seller's affiliates on behalf of Seller and/or the Subsidiaries in connection with the Compression Services Business and outstanding as of the Closing Date ("Seller Credit Support Instruments"). Such standby letters of credit shall be in form and substance satisfactory to Seller and shall be in an aggregate face amount representing the aggregate amount under Seller Credit Support Instruments.

          4.8. Assumption Agreement. Buyer shall have executed and delivered to Seller the Assumption Agreement.

          4.9. Registration Rights Agreement. Hanover shall have executed and delivered to Parent the Registration Rights Agreement.

          4.10. Transition Services Agreement. Buyer shall have executed and delivered to Seller the Buyer Transition Services Agreement.

          4.11. Opinion. A favorable opinion of counsel to Buyer and Hanover in form and substance reasonable satisfactory to Seller shall have been delivered to Seller.

          4.12. Average Closing Price. The Average Closing Price shall not be less than $25.00.

                                   ARTICLE V

                        CONDITIONS TO BUYER'S OBLIGATION

          The obligation of Buyer to effect the Closing under this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions, unless validly waived in writing by Buyer.

          5.1. Representations and Warranties. The representations and warranties made by Seller in this Agreement shall be true (in all material respects, in the case of those representations and warranties which are not by their express terms qualified by reference to materiality) on and as of the Closing Date as though such representations and warranties were made on such date, except that any representations and warranties that are made as of a specified date shall be true (in all material respects, in the case of those representations and warranties which are not by their express terms qualified by reference to materiality) as of such date.

          5.2. Performance. Seller shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be so performed or complied with by Seller prior to the Closing.

          5.3. Officer's Certificate. Seller shall have delivered to Buyer a certificate, dated as of the Closing Date and executed by an executive officer of Seller, certifying to the fulfillment of the conditions specified in Sections
5.1 and 5.2 hereof.

          5.4. Resignations. Seller shall have delivered to Buyer written resignations from each of the directors and officers of the Transferred Subsidiaries that Buyer requests at least ten calendar days prior to the Closing Date, such resignations to be effective as of the Closing Date.

          5.5. HSR Act. All applicable waiting periods under the HSR Act with respect to the transactions contemplated hereby shall have expired or been terminated.

          5.6. Injunctions. On the Closing Date there shall be no injunction, writ, preliminary restraining order or other order in effect of any nature issued by a court or governmental authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the purchase of the Subsidiary Interests or the transfer to Buyer by the Asset Sellers of any Assets, except for transfer of any Assets or Subsidiary Interests the failure of which to transfer, individually or in the aggregate with all other Assets and Subsidiary Interests not being transferred on the Closing Date, would not (after giving effect to the interim management provisions of Section 1.10) be material to the operations of the Compression Services Business.

          5.7. Consents. All orders, consents, approvals, permits, authorizations, notices, declarations, filings, applications, qualifications and registrations identified in Section 2.7 of the Disclosure Schedule and necessary to effect the Closing shall have been obtained.

          5.8. Transition Services Agreement. Seller shall have executed and delivered to Buyer the Seller Transition Services Agreement.

          5.9. Opinion. A favorable opinion of counsel to Seller and Parent in form and substance reasonable satisfactory to Buyer shall have been delivered to Buyer.

                                  ARTICLE VI

                            COVENANTS AND AGREEMENTS

          6.1. Conduct of Compression Services Business. Seller covenants that without the consent of Buyer, which consent shall not be unreasonably withheld or delayed, except (i) as otherwise expressly contemplated by this Agreement or
(ii) as disclosed in Section 6.1 of the Disclosure Schedule, from and after the date of this Agreement and until the Closing Date Seller shall, and shall cause the Subsidiaries to, with respect to the Compression Services Business:

          (a) use reasonable efforts consistent with good business judgment to
     (i) preserve intact the present business organization of the Compression Services Business and operate the Compression Services Business in the Ordinary Course of Business; (ii) keep available the services of the Compression Services Business' officers and employees; and (iii) maintain satisfactory relationships with licensors, suppliers, creditors, distributors, customers and others having material business relationships with the Compression Services Business;

          (b) notify Buyer of any material change in the normal course of business or operations of the Compression Services Business and of any governmental complaints, investigations or hearings of which Seller or any Subsidiary are notified (or communications received by Seller or any Subsidiary indicating that the same may be contemplated), or the institution or settlement of litigation, in each case involving the Compression Services Business, and to keep Buyer informed of such events; and

          (c) not (i) cause to be issued or sold any debt or equity securities of any Transferred Subsidiary or issue, grant or enter into any options, warrants, rights, subscription agreements or commitments of any kind with respect thereto; (ii) directly or indirectly cause to be purchased, redeemed or otherwise acquired or disposed of any equity of any Transferred Subsidiary; (iii) permit or allow any Transferred Subsidiary to declare, set aside or pay any dividend or other distribution except for the distribution of all amounts owed by Seller's affiliates (other than the Transferred Subsidiaries) to Seller; (iv) permit or allow any Transferred Subsidiary to borrow or agree to borrow any funds or incur, whether directly or by way of guarantee, any obligation for borrowed money, other than in the Ordinary Course of Business; (v) subject any of the Assets to any Encumbrance or otherwise permit or allow the sale, lease, transfer or disposition of any Assets, other than in the Ordinary Course of Business; (vi) permit or allow any Transferred Subsidiary to assume, guarantee, or otherwise become responsible for the obligations of, or make any loans or advances to, any other individual, firm or corporation (other than another Transferred Subsidiary); (vii) waive or release any rights of material value, or cancel, compromise, release or assign any material indebtedness owed to any Transferred Subsidiary or any material claims held by any Transferred Subsidiary; (viii) except for (A) purchases of rental fleet and related parts and equipment to fulfill purchase orders in the Ordinary Course of Business and (B) other capital expenditures in the Ordinary Course of Business not to exceed ten million dollars ($10,000,000) in the aggregate, make any investment or expenditure of a capital nature either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other individual, firm or corporation;
(ix) enter into any closing agreement or settle or agree to settle any claim or assessment for any material Taxes or surrender any right to claim a refund of material Taxes or otherwise offset or reduce any material Tax liability; (x) make or change any election with respect to any material Taxes; (xi) other than in the Ordinary Course of Business or in the case of new hires or as required by any agreement in effect as of the date hereof or as required by law, permit or allow any Transferred Subsidiary to (A) increase the compensation or fringe benefits of any of its officers or (B) enter into, adopt or amend any employment agreement or employee benefit plan with or for the benefit of any of its employees; (xii) amend any Transferred Subsidiary's organization documents (other than in connection with the change of any names of any of the Transferred Subsidiaries or the Asset Sellers which is hereby expressly permitted under the terms of this Agreement); (xiii) change any of its material accounting methods or procedures except as required by GAAP; or (xiv) agree to do any of the foregoing.

          6.2.  Access to Books and Records; Cooperation.

          (a) Except as otherwise provided in Section 6.4, Buyer agrees that from the Closing Date and until the fifth anniversary of the Closing Date, during normal business hours, it shall permit, at no cost to Seller and without disruption of the business of Buyer, Seller and its counsel, accountants and other authorized representatives to have access to the officers, directors, employees, accountants and other advisors and agents, properties, books, records and contracts relating to the Compression Services Business, and the right (at Seller's expense) to make copies and extracts from such books, records and contracts, in each case to the extent necessary to investigate and defend any threatened or actual litigation involving Seller and/or the Subsidiaries.

          (b) Buyer agrees not to, and to cause its subsidiaries not to, destroy at any time any files or records which are subject to Section 6.2(a) without giving written notice to Seller, and giving Seller 30 days following receipt of such notice to request in writing that all or a portion of the records intended to be destroyed be delivered to Seller at Seller's expense.

          (c) During the period commencing on the date hereof and ending on the Closing Date, Seller will, and Seller will cause the Subsidiaries to, upon reasonable request afford to Buyer and its counsel, accountants and other authorized representatives access at all reasonable times upon reasonable advance notice to the officers, directors, employees, accountants and other advisors and agents, properties, books, records and contracts, of Seller and the Subsidiaries relating to the Compression Services Business, and the right to make copies and extracts from such books, records and contracts, and to furnish Buyer with all financial, operating and other data and information concerning the Compression Services Business as Buyer and its advisors may reasonably request, including, without limitation, assisting Buyer (at Buyer's expense) with the preparation of audited financial statements for the Compression Services Business for inclusion in Hanover's Form 8-K filing with the Securities Exchange Commission and the execution by employees and officers of Seller or Parent of representation letters as may be requested by PricewaterhouseCoopers LLP in accordance with customary audit practices for the issuance of an unqualified audit opinion. The parties agree that the provisions of the Confidentiality Agreement dated as of March 23, 2000, between Buyer and Parent (the "Confidentiality Agreement") shall continue in full force and effect following the execution and delivery of this Agreement.

          (d) Notwithstanding Section 6.2(c) and the information provided to Buyer after the date hereof, Buyer hereby acknowledges that it has made its own determinations with respect to the Compression Services Business, the Assets, the Subsidiary Interests and the Assumed Liabilities, and acknowledges and agrees that Seller and its affiliates have made and make no representations or warranties, express or implied, at common law, by statute or otherwise, except as specifically set forth in this Agreement, and Seller, on behalf of itself and its affiliates, hereby disclaims all implied warranties, including warranties of merchantability or fitness for a particular purpose.

          6.3. Filings and Consents. Each of Seller and the Subsidiaries on the one hand, and each of Buyer and Hanover on the other hand, shall use all reasonable efforts to obtain and to cooperate in obtaining any consent, approval, authorization or order of, and in making any registration or filing with, any governmental agency or body or other third party required in connection with the execution, delivery or performance of this Agreement. The parties agree to cause to be made all appropriate filings under the HSR Act within five business days of the date of this Agreement and to diligently pursue termination of the waiting period under such act. The parties agree to take any and all reasonable steps necessary to avoid or eliminate each and every impediment under any antitrust, competition or trade regulation law that is asserted by any governmental entity with respect to the purchase of the Compression Services Business so as to enable such purchase to occur as expeditiously as possible.

          6.4. Tax Matters; Cooperation; Preparation of Returns; Tax Elections.
(a) Buyer and Seller agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Asset Sellers and the

Transferred Subsidiaries (including, without limitation, access to books and records, employees, contractors and representatives) as is reasonably necessary for the filing of all Tax Returns, the making of any election related to Taxes, the preparation for any audit by any Taxing Authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax Return. Buyer and Seller shall retain all books and records with respect to Taxes pertaining to the Asset Sellers and the Transferred Subsidiaries until the expiration of all relevant statutes of limitations (and, to the extent notified by Seller or Buyer, any extensions thereof). At the end of such period, each party shall provide the other with at least ten days prior written notice before destroying any such books and records, during which period the party receiving such notice can elect to take possession, at its own expense, of such books and records.

          (b) Buyer shall prepare, or cause to be prepared, all Tax Returns in respect of each Transferred Subsidiary (other than a Transferred Subsidiary that is a member of an affiliated group that files a United States federal consolidated Tax Return or any group that files a combined, consolidated, or unitary foreign, state or local Tax Return) for any Pre-Closing or Straddle Tax Periods which must be filed after the Closing Date in accordance with past practice and custom unless a contrary position is required by law. Buyer shall provide Seller 30 days prior to the due date of filing such Tax Returns for review and comment and Buyer shall incorporate all such reasonable comments into the Tax Return. Buyer shall timely pay to the relevant Taxing Authority all Taxes due in connection with any such Tax Return and Seller shall reimburse Buyer in accordance with procedures provided in Section 6.5(d). For any taxable period of the Transferred Subsidiaries that ends on or before the Closing Date, Seller and its affiliates shall timely prepare, consistent with past practice and custom to the extent any position taken may materially adversely affect the Taxes of any of the Transferred Subsidiaries after the Closing Date (unless a contrary position is required by law), and file with the appropriate Tax Authority all consolidated, combined or unitary Tax Returns that include any of the Transferred Subsidiaries required to be filed (and shall promptly provide, as reasonably requested by, Buyer with copies of the portion of such Tax Returns that relate to the Transferred Subsidiaries).

          (c) Seller shall deliver to Buyer at the Closing all necessary forms and certificates complying with applicable law, duly executed and acknowledged, certifying that the transactions contemplated hereby are exempt from withholding under Code Section 1445.

          (d) After the Closing Date, each of Seller and Buyer shall promptly notify the other parties in writing upon receipt of written notice of the commencement of any Tax audit or administrative or judicial proceeding or of any demand or claim on any Asset Seller, any Transferred Subsidiary or Buyer which, if determined adversely to the taxpayer or after the lapse of time, would be grounds for indemnification by the other party under Section
     6.5 of this Agreement. In the case of an audit or administrative or judicial proceeding that relates to a Pre-Closing Tax Period of a Transferred Subsidiary, Seller shall have the sole right, at its expense, to control the conduct of such audit or proceeding; provided, however, that Seller shall not be entitled to settle any Tax, without Buyer's consent, which consent shall not be unreasonably withheld, if the resolution of such Tax issues would have a material adverse effect on the Tax liability of the Transferred Subsidiary after the Closing Date. If Seller chooses to control the audit or proceeding, Buyer shall execute or cause to be executed powers of attorney or other documents necessary to enable Seller to take all actions desired by Seller with respect to such proceeding. In the case of an audit or administrative or judicial proceeding that relates to a

     Straddle Period of a Transferred Subsidiary, Buyer shall have the right, at its expense, to control the conduct of such audit or proceeding, provided, however, that (i) Seller shall have the right, at its expense, to participate in such proceeding and (ii) Buyer will act upon all reasonable recommendations made by Seller and (iii) Buyer will not settle or refuse to settle any such proceeding without Seller's consent if the terms of such settlement will have a material adverse effect on the amount of Seller's indemnification obligation under Section 6.5, which consent will not be unreasonably withheld. In the case that Seller gives written notice that it wishes to settle an item based on an offer from a Taxing Authority which relates solely to the pre-Closing portion of such Straddle Period, but Buyer does not settle such item, then Seller's liability for Taxes and related costs and expenses relating to such an item shall not exceed the amount that Seller's liability for such Taxes and related costs and expenses would have been if the item had been settled on the terms and at such time offered by such Taxing Authority. The parties shall promptly notify the others if such party decides not to control the defense or settlement of any proceeding which they are entitled to control pursuant to this Agreement and the other parties thereupon shall be permitted to defend and settle such proceeding.

          (e) Seller and Buyer shall cooperate with one another and use their reasonable best efforts to develop a plan to enable Seller and the Transferred Subsidiaries to undertake a restructuring of their businesses if requested by Seller prior to the Closing Date including any restructuring if an election under Section 338(h)(10) is not made under
     Section 6.4(f) of this Agreement ("Restructuring Transaction"). On or prior to the Closing Date, Buyer and Seller shall enter into, or cause to be entered into, such agreements as are necessary to implement any such plans for a Restructuring Transaction which are reasonably requested by Seller. Seller shall be liable for and pay all Taxes and related costs and expenses, including any additional transfer taxes related to the transactions under this Agreement, incurred as a result of any actions taken pursuant to this Section 6.4(e).

          (f) The parties agree to make an election under Section 338(h)(10) of the Code with respect to the acquisition of stock of any United States Transferred Subsidiary, provided that if Buyer provides written notice to Seller no later than twenty (20) days prior to the Closing Date that such election would have an adverse tax effect on Buyer and provided, further, Seller decides to make such election, then Seller shall be liable for any incremental tax liability (solely as a result of lost Tax basis in assets subject to allowance for depreciation or amortization) to Buyer as a result of such election, provided that such indemnification shall be made in accordance with and subject to Sections 6.5 and 8.1(c) and (d) of this Agreement. Seller will furnish to Buyer the necessary information reasonably requested by Buyer to allow Buyer to provide the notice contemplated under this Section 6.4(f).

          (g) Buyer shall not, and shall cause any Transferred Subsidiary not to, carry back any net operating loss or other Tax attribute to a Pre-Closing Tax Period of such Transferred Subsidiary if such Transferred Subsidiary were included as part of a United States federal consolidated Tax Return or any group that files a combined, consolidated, or unitary foreign, state or local Tax Return. In all other cases, Buyer shall not carry back such loss or other Tax attribute without Seller's consent, which consent shall not be unreasonably withheld (except for a material loss or material Tax attribute if such carry back is required by the relevant Tax law). Except for refunds resulting from carry backs pursuant to the preceding sentence, all other Tax refunds relating to a Pre-Closing Tax Period shall be for the benefit of Seller. For purposes of Section 6.5(a), Taxes shall include the amount of Taxes which would have been paid but for the application of any credit or net operating loss or capital loss deduction attributable to Post-Closing Tax Periods.

          6.5. Tax Indemnity. (a) Subject to Sections 8.1(c) and (d) of this Agreement, Seller agrees to indemnify Buyer and its affiliates (including, after the Closing Date, the Transferred Subsidiaries) and the Buyer Indemnified Persons (as defined in Section 8.1(a)) and hold them harmless from any Losses (as defined in Section 8.1(a)) that they may incur arising out of or due to (i) Taxes of each of the Transferred Subsidiaries for all Pre-Closing Tax Periods,
(ii) Taxes of any other entity which is or has been an affiliate of one or more of the Transferred Subsidiaries (other than any of the Transferred Subsidiaries) as a result of Treasury Regulation Section 1.1502-6(a) or otherwise, (iii) any breach by Seller or any of its affiliates of any covenant contained in Sections 6.1(c)(ix)-(x), 6.4 or 6.5, (iv) any breach of any representation or warranty made by Seller or any of its affiliates in Section 2.12 (including any related Disclosure Schedule) without regard to any qualification contained therein as to materiality, except to the extent that any such Losses are otherwise indemnified pursuant to the foregoing clauses (i) through (iii), and (v) Excluded Liabilities as it relates to Taxes; provided, however, that the amount of Taxes and other Losses determined pursuant to this Section shall be reduced by the reserve for Taxes on the Closing Statement (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income).

          (b) Subject to Sections 8.1(c) and (d) of this Agreement, Buyer and each Transferred Subsidiary shall indemnify Seller and its affiliates against all Taxes imposed on any (i) Transferred Subsidiaries for a Post-Closing Tax Period and (ii) Asset Sellers with respect to Taxes arising out of the ownership of the Assets with respect to a Post-Closing Tax Period.

          (c)  In the case of any Straddle Period:

                (i) real, personal and intangible property Taxes ("Property Taxes") of the Transferred Subsidiaries for a Pre-Closing Tax Period shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the total number of days in the Straddle Period; and

                (ii) the Taxes of the Transferred Subsidiaries (other than Property Taxes) for any Pre-Closing Tax Period shall be computed as if such taxable period ended as of the close of business on the Closing Date.

          (d) Payment by the indemnitor of any amount due under this Section
     6.5 shall be made within ten days following written notice by the indemnitee that payment of such amounts to the appropriate Taxing Authority is due, provided that the indemnitor shall not be required to make any payment earlier than two days before it is due to the appropriate Taxing Authority. In the case of a Tax that is contested in accordance with the provisions of Section 6.4(d) above, payment of the Tax to the appropriate Taxing Authority shall not be considered to be due earlier than the date a final determination to such effect is made by the appropriate Taxing Authority or court.

          (rrrr) Buyer and Seller shall share in the ratio of 50/50 all U.S. or foreign transfer, documentary, sales, use, excise, stamp, motor vehicle, registration, value added or similar Taxes (including all applicable real estate transfer or gains Taxes) and notary, filing or recording expenses or fees, if any, required to be paid in connection with this Agreement and the transactions contemplated hereby, including any interest charge, penalty or addition to tax with respect thereto. Each party shall be entitled to pay any such amounts on behalf of the other party, and the non-paying party shall promptly reimburse the paying party for any amounts so paid. Seller and Buyer shall timely cooperate in filing all Tax Returns as may be required to comply with the provisions of such Tax laws. Seller shall deliver to Buyer all necessary forms and certificates complying with applicable law, duly executed and acknowledged, certifying that the transactions contemplated hereby are exempt from withholding under the Tax laws.

          6.6.  Employees; Benefit Plans.

          (a) Defined Benefit Plans. Seller shall remain the sponsoring employer of the Pension Plan for Employees of Dresser-Rand Company and shall as sponsoring employer thereunder have any and all rights with respect to the plan assets, liabilities and obligations accrued through the Closing Date with respect to the plan.

          (b) Defined Contribution Plans. As soon as practicable after the Closing Date, Seller shall (A) cause the account balance of each Business Employee in all defined contribution plans in which the Business Employees participated (the "Seller 401(k) Plans") immediately prior to the Closing Date to fully vest, (B) cause the participation of each Business Employee who was participating in the Seller 401(k) Plans to cease as of the Closing Date and (C) to the extent permitted by applicable law, take such action as is reasonably necessary to treat such Business Employees as terminated and entitled to a distribution of their account balances under the Seller 401(k) Plans. To the extent Buyer provides evidence reasonably satisfactory to Seller that it maintains a defined contribution plan, qualified under Sections 401(a) and 401(k) of the Code, to which Business Employees can rollover their vested account balances and in the event such Business Employees elect to do so, Seller will cooperate with Buyer to effectuate such rollovers.

          (c) Welfare Benefit Plans. (i) As of the Closing Date, Seller shall retain or assume sponsorship of the Voluntary Employees' Benefit Association and will continue to be responsible for any and all liabilities and obligations incurred prior to the Closing Date.

                (ii) As of the Closing Date Seller shall be responsible for satisfying all liabilities and obligations with respect to any Business Employee who, as of the Closing Date, is receiving benefits pursuant to the Seller's long term disability program.

          (d) Post-Retirement Benefit Plan. (i) Seller shall retain the liability in respect of any Business Employee who retires or otherwise terminates employment with Seller prior to the Closing Date and is entitled to post-retirement welfare benefits from Seller on or after the Closing Date.

                (ii) With respect to any Business Employee who has not retired prior to the Closing Date and who becomes employed by Buyer or the Transferred

        Subsidiaries on or after the Closing Date, Buyer shall be responsible for providing post-retirement welfare benefits if and only to the extent that it adopts any plan to provide such post-retirement benefits to any such employees. Nothing contained herein shall require Buyer to adopt, establish or maintain any post-retirement welfare benefits.

          (e) Stock Appreciation Right Plan. Seller shall retain the Dresser-Rand Company Stock Appreciation Right Plan (the "SARP") and shall be solely and entirely responsible for satisfying any and all obligations and liabilities with respect to the SARP.

          (f) Continuation of Comparable Benefit Plans. Until December 31, 2000, Buyer shall, or shall cause the Transferred Subsidiaries to, maintain, (A) salaries and bonuses for Business Employees at levels no less favorable than the salary and bonus rates in effect immediately prior to the Closing Date for such Business Employees and (B) employee benefit plans and arrangements (other than any special bonus or incentive arrangements not in the Ordinary Course of Business and other than any benefit plans described in Sections 6.6(b) and 6.6(d)) for Business Employees that, in the aggregate, are no less favorable than the Business Group Plans in effect immediately prior to the Closing Date, except for such changes as may be required by law including, without limitation, any applicable qualification requirements of Section 401(a) of the Code. Thereafter, Buyer shall, or shall cause the Transferred Subsidiaries to, provide employee benefit plans and arrangements that are no less favorable in the aggregate than those provided to similarly situated employees of Buyer for the Business Employees who continue their employment with Buyer or the Transferred Subsidiaries.

          (g) Prior Service; Deductibles. Buyer shall recognize each Business Employee's service with Seller or any Subsidiary as of the Closing Date as service with Buyer for all purposes, including eligibility, vesting and benefit levels, as applicable in Buyer's employee welfare benefit plans, employee pension plans, vacation, disability, severance and other employee benefit plans or policies, but only to the extent that such service was recognized by Seller or any Subsidiary under the applicable Business Group Plans. In addition, Buyer shall, or shall cause the Transferred Subsidiaries to, waive any pre-existing condition limitations and eligibility waiting periods under the employee welfare benefit plans applicable to Business Employees or their respective dependents, but only to the extent that such service was recognized under such plans for such purposes. Buyer shall recognize (or cause to be recognized) the dollar amount of all expenses incurred by Business Employees and their respective dependents during the calendar year in which the Closing Date occurs for purposes of satisfying the deductibles and co-payment or out-of-pocket limitations for such calendar year under the relevant employee welfare benefit plans of Buyer.

          (h) Accrued Vacation. Buyer shall, or shall cause the Transferred Subsidiaries to, credit each current Business Employee with the accrued and unused vacation days and any personal and sickness days accrued in accordance with the vacation and personnel policies and labor agreements of Seller or any Subsidiary in effect as of the Closing Date.

          (i) Severance Obligations. Seller and Buyer agree that the transactions contemplated hereby shall not constitute a severance of employment of any Business Employee prior to the consummation of the transactions contemplated hereby, and that such employees will be deemed for all purposes to have continuous and uninterrupted employment before and immediately after the Closing Date. Except as required by law, Buyer shall provide severance and other separation benefits to each Business Employee terminated by Buyer within one year following the Closing Date upon terms and conditions that are no less favorable to the severance and other separation benefits provided by Seller and its affiliates in effect on the date of this Agreement. Buyer shall be responsible for any claim made on or after the Closing Date by any Business Employee for severance or other separation benefits including, without limitation, in connection with the consummation of the transaction contemplated hereby, for any contractual, statutory or other claims arising out of or in connection with any termination of employment on or after the Closing Date.

          (j) Annual Incentive Compensation. Effective as of the Closing Date through December 31, 2000, Buyer shall, or shall cause the Transferred Subsidiaries to, maintain the annual incentive compensation plans in which any of the Business Employees participate immediately prior to the Closing Date. In addition, Buyer shall, or shall cause the Transferred Subsidiaries to, pay all bonuses payable under such incentive compensation plans to any Business Employees in respect of calendar year 2000 no later than March 31, 2001; provided, however, that Seller shall remain liable for payment of any retention or stay bonus to which a Business Employee becomes entitled after the Closing Date under an agreement or arrangement established by Seller prior to the Closing Date and set forth on Schedule 2.16(ix) of the Disclosure Schedule.

          (k) Cooperation and Transition Services. The parties agree to furnish each other with such information concerning employees and employee benefit plans, and to take all such other action, as is necessary and appropriate to effect the transactions contemplated hereby. From and after the Closing Date until the earlier of (x) the date of the last payroll for the Covered Employees (as defined below) covering December 31, 2000 or (y) sixty (60) days following written notice from Seller to Buyer of the sale of Seller or substantially all of Seller's assets (the "Transition Period"), (i) Seller shall, on behalf of Buyer, perform payroll services for Buyer for United States Business Employees (the "Covered Employees") and (ii) Buyer shall provide health, life, dental, disability and other employee welfare benefits to the Covered Employees pursuant to, and the Covered Employees shall continue to be eligible for and participate in, Seller's health (other than retiree health), life, dental, disability and other employee welfare benefit plans maintained for active employees of Seller ("Seller's Welfare Plans"). Seller shall continue to administer on behalf of Buyer, Seller's Welfare Plans for the benefit of the Covered Employees and shall provide Buyer with reasonable claim detail with respect to claims incurred by the Covered Employees during the Transition Period. Buyer shall reimburse Seller for all claims, premiums and additional costs paid or otherwise incurred by Seller (including reasonable internal administrative costs) as a result of the Covered Employees' continuation in Seller's Welfare Plans during the Transition Period.

          (l) Foreign Employment Matters. (i) Employment. Without limiting the generality of Sections 6.6(f), 6.6(g), 6.6(h) and 6.6(j), as of the Closing Date, Buyer shall, or shall cause the Transferred Subsidiaries to, assume or retain and be responsible for the employment (including any employment contracts) of the Business Employees who are employed outside the United States (the "Foreign Employees"), and Buyer shall, or shall cause the Transferred Subsidiaries to, take any and all actions necessary or appropriate (if any) to continue the employment of such Foreign Employees and assume or retain all obligations and liabilities relating to their employment (including, but not limited to, any employment contracts) under applicable laws and practices without Seller or any of its affiliates having any liability to any such employees for severance, redundancy, termination, payment in lieu of notice, indemnity or other payments to any of such employees by reason of, or as a result of, the actions contemplated by this Agreement.

                (ii) Employee Benefit Plans for Foreign Employees. Without limiting the generality of Sections 6.6(a), 6.6(b), 6.6(d) and 6.6(f), effective as of the Closing Date, Buyer shall, or shall cause the Transferred Subsidiaries to, maintain, establish and/or qualify or register with applicable regulatory authorities employee benefit plans for, or shall extend existing Foreign Business Group Plans to, the Foreign Employees to the extent required by applicable law and, for not less than one year following the Closing Date, provide benefits to the Foreign Employees on terms and conditions which are no less favorable in the aggregate, to those provided to Foreign Employees by Seller, any Subsidiary, or their respective subsidiaries immediately prior to the Closing Date.

          (m) No Right to Employment. Nothing herein expressed or implied shall confer upon any of the employees of Seller, Buyer, or any of their affiliates, any additional rights or remedies, including, without limitation, any additional right to employment, or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Agreement.

          6.7. Labor Matters. (a) Buyer and Seller agree that for purposes of the WARN Act, the Closing Date shall be the "effective date" as such term is used in the WARN Act. Buyer acknowledges and represents that it has no present intent to engage in or permit a "mass layoff" or "plant closing" with respect to Seller or any Subsidiary as defined in the WARN Act. Buyer shall not, at any time prior to 90 days after the Closing Date, effectuate a "mass layoff" or "plant closing" affecting in whole or in part with respect to Seller or any Subsidiary or as defined in the WARN Act, without notifying Seller in advance and without complying with the notice requirements and other provisions of WARN. In addition, Buyer shall provide a full defense to, and indemnify Seller for any loss, liability, claim, damage or expense (including attorney's fees and other costs of defense) which Seller may incur in connection with, any suit or claim of violation brought against Seller under WARN for any actions taken by Buyer with respect to Seller or any Subsidiary or any employee affected by this Agreement. Seller agrees that between the date hereof and the Closing Date, it shall cause each Subsidiary not to effect or permit a "plant closing" or "mass layoff" as these terms are defined in the WARN Act with respect to any Transferred Subsidiary without notifying Buyer in advance and without complying with the notice requirements and all other provisions of the WARN Act.

          (b) Buyer and Seller shall cooperate in connection with any required notification to, or any required consultation with, the employees, employee representatives, work councils, unions, labor boards and relevant government agencies concerning the transactions contemplated by this Agreement with respect to the Foreign Employees of any Subsidiary.

          (c) The parties intend that there will be continuity of employment with respect to all the Business Employees. It is agreed that prior to, or in connection with, the Closing, Buyer shall take no action to cause Seller or any of its subsidiaries to terminate the employment of any Business Employee, and neither Seller nor any of its subsidiaries shall be under any obligation to terminate any Business Employee prior to or on the Closing Date. Prior to the Closing Date, Buyer shall offer employment, commencing on the Closing Date, to all Business Employees, including those on vacation, leave of absence, disability or layoff, employed on the day immediately preceding the Closing Date, on the same terms (including salary, fringe benefits, job responsibility and location) as those provided to such Business Employees by Seller or its subsidiaries on the day immediately preceding the Closing Date.

          6.8. Covenant to Satisfy Conditions. Each party hereto agrees to use all reasonable efforts to insure that the conditions set forth in Article IV and
Article V hereof are satisfied, insofar as such matters are within the control of such party.

          6.9. Contact With Customers and Suppliers. Prior to the Closing, Buyer and its representatives shall contact and communicate with the employees, customers, suppliers and licensors of the Compression Services Business in connection with the transactions contemplated hereby only with the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed and may be conditioned upon a designee of Seller being present at any such meeting or conference.

          6.10. Projections. In connection with Buyer's investigation of the Compression Services Business, Buyer may have received, or may receive, from Seller, the Subsidiaries, their affiliates and/or their respective representatives certain projections and other forecasts for the Compression Services Business and certain business plan and budget information. Buyer acknowledges that (i) there are uncertainties inherent in attempting to make such projections, forecasts, plans and budgets, (ii) Buyer is familiar with such uncertainties, (iii) Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to it, and (iv) Buyer will not assert any claim against Seller, any Subsidiary, any of their affiliates or any of their respective directors, officers, employees, affiliates or representatives, or hold Seller, any Subsidiary, any of their affiliates or any such persons liable, with respect thereto.

          6.11. Competition. (a) Parent agrees that from the Closing until the second anniversary of the Closing Date, it will not directly or indirectly engage or invest in any business in competition with the Compression Services Business as conducted immediately prior to the Closing. It is understood and agreed that (i) Parent shall not be deemed to be in default with respect to the foregoing covenants as a result of any investment it may make in not more than five percent of the outstanding shares or other units of any security subject to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, (ii) the provisions of this Section 6.11(a) shall not apply to any business activities of Parent, or any of its direct or indirect affiliates, actually being conducted as of the date hereof, other than the Transferred Subsidiaries and the Assets, (iii) this Section 6.11(a) shall not be construed to prohibit Parent, directly or through any affiliate, from hereafter acquiring and continuing to own and operate any entity which has operations that compete with the Compression Services Business as conducted immediately prior to the Closing if such operations account for no more than twenty percent

(20%) of such entity's (including its subsidiaries and divisions) consolidated revenues, and (iv) the provisions of this Section 6.11(a) shall not be construed to prohibit Parent, directly or through any affiliate, from selling inventory or other assets currently owned by a subsidiary or affiliate.

          (b) In the event that the covenants contained in Section 6.11(a) are more restrictive than permitted by law, the parties hereto agree that the covenants contained in Section 6.11(a) shall be enforceable and enforced to the extent permitted by law.

          (c) During the period beginning on the date hereof and ending on the earlier of (i) the second anniversary of the Closing Date and (ii) the date of termination of this Agreement, each of Parent and Seller will not, directly or indirectly, (A) solicit or seek to employ any Business Employee who is actively engaged by Seller or one of its subsidiaries in the Compression Services Business as of the date of this Agreement; or (B) cause or attempt to cause any such Business Employee to resign or sever such person's relationship with the Compression Services Business. The limitations set forth in this paragraph (c) shall not apply to any person whose employment is terminated, directly or indirectly, by Buyer or any of its affiliates; who responds to an advertisement that is placed in general circulation by or on behalf of Parent, Seller or any of their subsidiaries and that is not targeted at persons to whom paragraph (c) otherwise would apply; or who initiates employment discussions with Parent, Seller or any of their subsidiaries.

          (d) Each of the parties hereto acknowledges and agrees that the remedy at law for any breach of the requirements of this Section 6.11 would be inadequate, and agrees and consents that without intending to limit any additional remedies that may be available, temporary and permanent injunctive and other equitable relief may be granted without proof of actual damage or inadequacy of legal remedy in any proceeding which may be brought to enforce any of the provisions of this Section 6.11.

          6.12. Asset Returns. In the event Buyer receives any assets of the Compression Services Business that are not intended to be transferred pursuant to the terms of this Agreement, Buyer agrees to promptly return such assets to Seller at Seller's expense. In the event any payments are made to Buyer following the Closing with respect to accounts receivable that are not attributable to the Compression Services Business or that relate to any Excluded Assets or Excluded Liabilities, Buyer agrees to forward such payments to Seller promptly. In the event any payments are made to Seller following the Closing with respect to accounts receivable that are attributable to the Compression Services Business or that relate to any Assets or Assumed Liabilities, Seller agrees to forward such payments to Buyer promptly. In the event that, following the Closing, Seller or any of the Subsidiaries receive any assets that were intended to be, but were not, transferred pursuant to this Agreement at the Closing, Seller shall promptly notify Buyer to such effect and shall comply with its obligations in respect thereof contemplated by Section 1.12.

          6.13. Transition Services Agreements. On or prior to the Closing Date, Buyer and Seller shall execute and deliver, or cause one or more of their subsidiaries to execute and deliver, a transition services agreement substantially in the form attached as Exhibit F hereto (the "Seller Transition Services Agreement") and a transition services agreement substantially in the form attached as Exhibit G hereto (the "Buyer Transition Services Agreement", together with the Seller Transition Services Agreement, the "Transition Services Agreements") with respect to facilities and services currently shared by the Compression Services Business and other business operations of Seller or its subsidiaries.

          6.14. Guarantees. Parent hereby guarantees full and timely performance by Seller of Seller's obligations under this Agreement. Hanover hereby guarantees full and timely performance by Buyer of Buyer's obligations under this Agreement.

          6.15. Private Placement. From the period beginning on the date hereof and ending on the date that is 150 days after the Closing Date (the "Private Placement Period"), Hanover shall use its reasonable efforts to assist Parent to accelerate the monetization of the shares of Hanover Stock owned by Parent as a result of the transactions contemplated by this Agreement through the private placement of such shares with institutional investors; provided that, during the Private Placement Period, in the event Parent rejects an unconditional and unqualified written bona fide offer to purchase all (but not less than all) of the shares of Hanover Stock then owned by Parent in a private placement of such shares at a net price (after taxes and transaction costs and expenses) in cash equal to or above the value used in the determination of the Stock Purchase Price pursuant to Section 1.7, Hanover's obligations under (a) this Section 6.15 and (b) the Registration Rights Agreement shall automatically terminate.

          6.16. Seller Credit Support Instruments. From and after the date hereof, neither Seller nor any of its affiliates shall issue any standby letters of credit, guarantees, indemnity bonds or other credit support instruments on behalf of Seller and/or the Subsidiaries except in the Ordinary Course of Business.

          6.17. Use of Name. (a) Each of Parent and Seller agrees that, until the third anniversary of the Closing Date, it will not directly or indirectly use the name "Dresser-Rand Compression Services" or "D-R Compression Services" as or as part of any trade name, corporate name, domain name, trademark or service mark or as part of any logo or design, except with respect to and in connection with (i) binding transactions in effect as of or prior to the Closing Date or (ii) the utilization of inventory and other consumable products owned by Seller or any of its subsidiaries on the Closing Date. Neither Seller nor Parent shall interfere in any manner with Hanover's or its subsidiaries use of the name "D-R Compression Services."

          (b) Parent shall not permit the transfer of Seller or substantially all of Seller's assets, as the case may be, to any third party ("Third Party Acquirer") on terms permitting such Third Party Acquirer to use the name "Dresser-Rand Compression Services" as or as part of any trade name, corporate name, domain name, trademark or service mark or as part of any logo or design, except with respect to and in connection with (i) binding transactions in effect as of or prior to the Closing Date (other than a transaction comprising the transfer of Seller or substantially all of Seller's assets to a Third Party Acquirer) or (ii) the utilization of inventory and other consumable products owned by Seller or any of its subsidiaries on the Closing Date.

          6.18. Follow-On Relationship. (a) During the period from the earlier of (a) fifteen months after the Closing Date or (b) January 1, 2002, until the third anniversary of the earlier of such dates, Hanover shall purchase products, goods and services with aggregate purchase prices of not less than twenty-five million dollars ($25,000,000) from Seller, its successors and/or any Third Party Acquirer, subject (i) in the case of any products, goods and services previously delivered to the Compression Services Business from other operating units of Seller or its subsidiaries, to reasonably agreeable pricing terms, it being understood that all other terms shall continue as the terms for such products, goods or services during such period and (ii) in the case of any new products, goods and services, to reasonably agreeable pricing, delivery and warranty terms.

          (b) Hanover shall be relieved of its obligations pursuant to
     Section 6.18(a) in the event that Seller or a Third Party Acquirer continues to violate the provisions of Section 6.17(b) after receiving two written notices at least 14 days apart (with respect to two separate violations or an ongoing violation which is not terminated after delivery of the first notice) from Hanover or Buyer in good faith requesting that Seller or such Third Party Acquirer promptly discontinue using the name "Dresser-Rand Compression Services" in violation of Section 6.17(b) of this Agreement.

                                  ARTICLE VII

                                  TERMINATION

          7.1. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

          (a)  by the mutual consent of Seller and Buyer;

          (b) by Buyer if the Closing has not occurred on or before December 11, 2000, unless the failure of such consummation shall be due to the failure of Buyer to comply in all material respects with the representations, warranties, agreements and covenants contained herein to be performed by Buyer on or before December 11, 2000;

          (c) by Seller if the Closing has not occurred on or before December 11, 2000, unless the failure of such consummation shall be due to the failure of Seller to comply in all material respects with the representations, warranties, agreements and covenants contained herein to be performed by Seller on or before December 11, 2000; or

          (d) by either Seller or Buyer if any court or governmental authority of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree or ruling or other action shall have become final and nonappealable.

          7.2. Procedure and Effect of Termination. In the event of the termination of this Agreement and the abandonment of the transactions contemplated hereby by Seller or Buyer pursuant to Section 7.1 hereof, written notice thereof shall forthwith be given to the other party. If this Agreement is terminated and the transactions contemplated by this Agreement are abandoned as provided herein:

          (eeeee) Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

          (fffff) The provisions of the Confidentiality Agreement shall continue in full force and effect; and

          (ggggg) No party to this Agreement will have any liability under this Agreement to any other except (i) that nothing herein shall relieve any party from any liability for any breach of any of the representations, warranties, covenants and agreements set forth in this Agreement and (ii) as contemplated by paragraph (b) above and by Section 9.1.

                                 ARTICLE VIII

                                INDEMNIFICATION

          8.1.  Indemnification.

          (a) Indemnification by Seller. (i) Subject to the limits set forth in this Section 8.1, Seller agrees to indemnify, defend and hold Buyer and its affiliates (including, after the Closing Date, the Transferred Subsidiaries) and their respective officers, directors, partners, stockholders, employees, agents and representatives (the "Buyer Indemnified Persons") harmless from and in respect of any and all losses, damages, costs and reasonable expenses (including, without limitation, reasonable fees and expenses of counsel) (collectively, "Losses"), that they may incur arising out of or due to (A) any inaccuracy of any representation or the breach of any warranty, covenant, undertaking or other agreement of Seller contained in this Agreement or the Disclosure Schedule (other than with respect to Taxes) and (B) the Excluded Liabilities (other than with respect to Taxes). Anything to the contrary contained herein notwithstanding, (X) none of the Buyer Indemnified Persons shall be entitled to recover from Seller or any of its affiliates for any claims for indemnity or damages with respect to any inaccuracy or breach of any representations or warranties, unless and until the total of all such claims in respect of Losses pursuant to this Section 8.1(a) exceeds $1,000,000 (the "Buyer Deductible") and then only for the amount by which such claims exceed such amount, and (Y) the Buyer Indemnified Parties shall not be entitled to recover more than an amount equal to fifty percent (50%) of the Purchase Price for any inaccuracies or breaches of representations or warranties hereof, it being understood that no such limit shall apply in the case of fraud.

                (ii) Buyer agrees to cooperate with Seller and to take all other reasonable actions, and make all other reasonable omissions, to avoid and minimize Losses indemnified by Seller hereunder arising out of or due to any inaccuracy or breach of Section 2.17. This Article VIII constitutes the sole remedy of the Buyer Indemnified Persons against Seller and its affiliates regarding Losses relating to Environmental Laws or Hazardous Materials and the Buyer Indemnified Persons hereby waive all other rights or causes of action against Seller and its affiliates under or relating to Environmental Laws or Hazardous Materials.

          (b) Indemnification by Buyer. Subject to the limits set forth in this
     Section 8.1, Buyer agrees to indemnify, defend and hold Seller, its affiliates and its and their agents and representatives (the "Seller Indemnified Persons") harmless from and in respect of any and all Losses that they may incur arising (A) out of or due to any inaccuracy of any representation or the breach of any warranty, covenant, undertaking or other agreement of Buyer or Hanover contained in this Agreement; (B) as a result of the conduct of the Compression Services Business or of any Transferred Subsidiary after the Closing Date; (C) under any guarantees, standby letters of credit or other forms of credit support provided by Seller or any of its affiliates to third parties in respect of obligations of the Compression Services Business or of any Transferred Subsidiary and
     (D) out of or due to the Assumed Liabilities. Anything to the contrary contained herein notwithstanding, (X) none of Seller Indemnified Persons shall be entitled to recover from Buyer or any of its affiliates for any claims for indemnity or damages with respect to any inaccuracy or breach of any representations or warranties, unless and until the total of all such claims in respect of Losses pursuant to this Section 8.1(b) exceeds $1,000,000 (the "Seller Deductible") and then only for the amount by which such claims exceed such amount, and (Y) Seller Indemnified Parties shall not be entitled to recover more than an amount equal to fifty percent (50%) of the Purchase Price for any inaccuracies or breaches of representations or warranties hereof, it being understood that no such limit shall apply in the case of fraud.

          (c) Indemnification Calculations. (i) The amount of any Losses for which indemnification is provided under this Article VIII shall be computed net of any insurance proceeds received by the indemnified party in connection with such Losses. If an indemnified party receives insurance proceeds in connection with Losses for which it has received indemnification, such party shall refund to the indemnifying party the amount of such insurance proceeds when received, up to the amount of indemnification received. An indemnified party shall use commercially reasonable efforts to pursue insurance claims with respect to any Losses. If the amount with respect to which any claim is made under this Article VIII or under Section 6.5 (an "Indemnity Claim") gives rise to a currently realizable Tax Benefit (as defined below) to the party making the claim, the indemnity payment shall be reduced by the amount of such Tax Benefit actually available to the party making the claim. To the extent such Indemnity Claim does not give rise to a currently realizable Tax Benefit, if the amount with respect to which such Indemnity Claim is made gives rise to a subsequently realized Tax Benefit to the party that made the claim, such party shall refund to the indemnifying party the amount of such Tax Benefit when, as and if actually realized. Refunds relating to subsequent Tax Benefits shall be made on the last business day of the month following the year in which the Tax Benefit is realized. For the purposes of this Agreement, any subsequently realized Tax Benefit shall be treated as though it were a reduction in the amount of the initial Indemnity Claim, and the liabilities of the parties shall be redetermined as though both occurred at or prior to the time of payment of the initial Indemnity Claim. For purposes of this Section 8.1(c), a "Tax Benefit" to a party means an amount by which the tax liability of such party (or group of affiliates including such party) is actually reduced (including, without limitation, by deduction, reduction of income by virtue of increased tax basis or otherwise, entitlement to refund, credit or otherwise) as such amount may actually be reduced by, but not below zero, any increase in such party's tax liability as a result of its receipt of payment for such Indemnity Claim plus any related interest received from the relevant Taxing Authority. Where a party has other losses, deductions, credits or items available to it, the Tax Benefit from any losses, deductions, credits or items relating to the Indemnity Claim shall be deemed to be realized proportionately with any other losses, deductions, credits or items. For the purposes of this Section 8.1(c), a Tax Benefit is "currently realizable" to the extent that such Tax Benefit can actually be realized in the current taxable period or year or in any Tax Return with respect thereto (including through a carry back to a prior taxable period) or in any taxable period or year prior to the date of the Indemnity Claim. In the event that there should be a determination disallowing the Tax Benefit, the indemnifying party shall be liable to refund to the indemnified party the amount of any related reduction previously allowed or payments previously made to the indemnifying party pursuant to this Section 8.1(c). The amount of the refunded reduction or payment shall be deemed a payment under this
     Section 8.1(c) and thus shall be paid subject to any applicable reductions under this Section 8.1(c).

                (ii) The parties agree that any indemnification payments made pursuant to this Agreement shall be treated for tax purposes as an adjustment to the Purchase Price, unless otherwise required by applicable law.

          (d) Survival of Representations and Warranties. The representations and warranties of the parties contained in this Agreement or in any instrument delivered pursuant hereto will survive the Closing Date and will remain in full force and effect thereafter until the 18 month anniversary of the Closing Date, provided that (i) the representations and warranties set forth in Sections 2.3, 2.4, 2.12, 2.13, 2.24, the first sentence of
     Section 2.1, and Sections 3.2 and 3.5 will survive the Closing Date and will remain in full force and effect until the expiration of the applicable statute of limitations (after giving effect to waiver, mitigation or extension thereof) and (ii) the representations and warranties set forth in
     Section 2.17 will survive the Closing Date and will remain in full force and effect until the third anniversary of the Closing Date; provided, further, that such representations or warranties shall survive (if at all) beyond such period with respect to any inaccuracy therein or breach thereof, written notice of which shall have been duly given within such applicable period in accordance with Section 8.1(e) hereof.

          (e) Notice and Opportunity to Defend. If there occurs an event which a party asserts is an indemnifiable event pursuant to Section 8.1(a) or 8.1(b), the party or parties seeking indemnification shall notify the other party or parties obligated to provide indemnification (the "Indemnifying Party") promptly. If such event involves (i) any claim or (ii) the commencement of any action or proceeding by a third person, the party seeking indemnification will give such Indemnifying Party prompt written notice of such claim or the commencement of such action or proceeding; provided, however, that the failure to provide prompt notice as provided herein will relieve the Indemnifying Party of its obligations hereunder only to the extent that such failure prejudices the Indemnifying Party hereunder. In case any such action shall be brought against any party seeking indemnification and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein or, following the delivery by the Indemnifying Party to the party or parties seeking indemnification of the Indemnifying Party's acknowledgment in writing that the relevant Loss is an indemnified liability hereunder, to assume the defense thereof, with counsel selected by the Indemnifying Party and, after notice from the Indemnifying Party to such party or parties seeking indemnification of such election so to assume the defense thereof, the Indemnifying Party shall not be liable to the party or parties seeking indemnification hereunder for any legal expenses of other counsel or any other expenses subsequently incurred by such party or parties in connection with the defense thereof. The Indemnifying Party and the party seeking indemnification agree to cooperate fully with each other and their respective counsel in connection with the defense, negotiation or settlement of any such action or asserted liability. The party or parties seeking indemnification shall have the right to participate at their own expense in the defense of such action or asserted liability. If the Indemnifying Party assumes the defense of an action (A) no settlement or compromise thereof may be effected (i) by the Indemnifying Party without the written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed) unless (x) there is no finding or admission of any violation of law or any violation of the rights of any person by any indemnified party and no adverse effect on any other claims that may be made against any indemnified party and (y) all relief provided is paid or satisfied in full by the Indemnifying Party or (ii) by the indemnified party without the consent of the Indemnifying Party and (B) the indemnified party may subsequently assume the defense of such action if a court of competent jurisdiction determines that the Indemnifying Party is not vigorously defending such action. In no event shall an Indemnifying Party be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed).

          (f) Payment. On each occasion that any indemnified party shall be entitled to indemnification or reimbursement under this Section 8.1, the Indemnifying Party shall, at each such time, promptly pay the amount of such indemnification or reimbursement. If any indemnified party shall be entitled to indemnification under this Section 8.1, the Indemnifying Party shall pay the indemnified party's costs and expenses arising as a result of a proceeding directly relating to an indemnifiable Loss (including, without limitation, any reasonable fees paid to witnesses), periodically as incurred.

          (g) Tax Indemnity. Notwithstanding anything to the contrary in this
     Section 8.1 (other than as specifically set forth in Sections 8.1(c) and (d)), indemnification with respect to Taxes shall be governed solely by
     Section 6.5.

                                  ARTICLE IX

                                 MISCELLANEOUS

     9.1. Fees and Expenses. Except as otherwise provided in this Agreement, each of Seller and Buyer shall bear its own expenses in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement. Each of Seller and Buyer shall bear the fees and expenses of any broker or finder retained by such party and their respective affiliates in connection with the transactions contemplated herein.

     9.2. Governing Law. This Agreement shall be construed under and governed by the laws of the State of New York.

     9.3. Amendment. This Agreement may not be amended, modified or supplemented except upon the execution and delivery of a written agreement executed by Buyer and Seller.

     9.4. No Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of Buyer, in the case of assignment by Seller, and Seller, in the case of any assignment by Buyer.

     9.5. Waiver. Any of the terms or conditions of this Agreement which may be lawfully waived may be waived in writing at any time by each party which is entitled to the benefits thereof. Any waiver of any of the provisions of this Agreement by any party hereto shall be binding only if set forth in an instrument in writing signed on behalf of such party. No failure to enforce any provision of this Agreement shall be deemed to or shall constitute a waiver of such provision and no waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     9.6. Notices. Any notice, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if (a) personally delivered, (b) mailed by registered or certified first-class mail, prepaid with return receipt requested, (c) sent by a nationally recognized overnight courier service, to the recipient at the address below indicated or (d) delivered by facsimile which is confirmed in writing by sending a copy of such facsimile to the recipient thereof pursuant to clause (a) or (c) above:

          If to Buyer:

               Hanover Compression Inc.
               12001 North Houston Rosslyn
               Houston, Texas 77806
               Attn:  William S. Goldberg
               (281) 447-0821 (telecopier)
               (281) 447-8787 (telephone)

          With a copy to:

               Hanover Compressor Company
               12001 North Houston Rosslyn
               Houston, Texas 77806
               Attn:  William S. Goldberg
               (281) 447-0821 (telecopier)
               (281) 447-8787 (telephone)

          With a copy to:

               Latham & Watkins
               Sears Tower, Suite 5800
               233 South Wacker Drive
               Chicago, Illinois 60606
               Attn:  Richard S. Meller
               (312) 993-9767 (telecopier)
               (312) 876-7700 (telephone)

          If to Hanover:

               Hanover Compressor Company
               12001 North Houston Rosslyn
               Houston, Texas 77806
               Attn:  William S. Goldberg
               (281) 447-0821 (telecopier)
               (281) 447-8787 (telephone)

          With a copy to:

               Latham & Watkins
               Sears Tower, Suite 5800
               233 South Wacker Drive
               Chicago, Illinois 60606
               Attn:  Richard S. Meller
               (312) 993-9767 (telecopier)
               (312) 876-7700 (telephone)

          If to Seller:

               Dresser-Rand Company
               10077 Grogans Mill Road, Suite 500
               The Woodlands, Texas 77380
               Attn:  Chief Counsel
               (281) 363-7663 (telecopier)
               (281) 363-7664 (telephone)

          With a copy to:

               Ingersoll-Rand Company
               200 Chestnut Ridge Road
               Woodcliff Lake, New Jersey 07675
               Attn:  Corporate Secretary
               (201) 573-3448 (telecopier)
               (201) 573-3121 (telephone)

          With a copy to:

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, New York 10017
               Attn:  Richard A. Garvey
               (212) 455-2502 (telecopier)
               (212) 455-2578 (telephone)

          If to Parent:

               Ingersoll-Rand Company
               200 Chestnut Ridge Road
               Woodcliff Lake, New Jersey 07675
               Attn:  Corporate Secretary
               (201) 573-3448 (telecopier)
               (201) 573-3121 (telephone)

          With a copy to:

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, New York 10017
               Attn:  Richard A. Garvey
               (212) 455-2502 (telecopier)
               (212) 455-2578 (telephone)

or to such other address as any party hereto may, from time to time, designate in a written notice given in like manner.

          Except as otherwise provided herein, any notice under this Agreement will be deemed to have been given (x) on the date such notice is personally delivered or delivered by facsimile, (y) four days after the date of mailing if sent by certified or registered mail or (z) the next succeeding business day after the date such notice is delivered to the overnight courier service if sent by overnight courier; provided that in each case notices received after 4:00 p.m. (local time of the recipient) shall be deemed to have been duly given on the next business day.

     9.7. Complete Agreement. This Agreement, the Confidentiality Agreement and the other documents and writings referred to herein or delivered pursuant hereto contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     9.8. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

     9.9. Publicity. Seller and Buyer will consult with each other and will mutually agree upon any publication or press release of any nature with respect to this Agreement or the transactions contemplated hereby and shall not issue any such publication or press release prior to such consultation and agreement except as may be required by applicable law or by obligations pursuant to any listing agreement with any securities exchange or any securities exchange regulation, in which case the party proposing to issue such publication or press release shall make all reasonable efforts to consult in good faith with the other party or parties before issuing any such publication or press release and shall provide a copy thereof to the other party or parties prior to such issuance.

     9.10. Headings. The headings contained in this Agreement are for reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.11. Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

     9.12. Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation, other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

     9.13. Bulk Sales Law. Buyer and Seller each agree to waive compliance by the other with the provisions of the bulk sales laws of any jurisdiction.

     9.14. CONSENT TO JURISDICTION. THE PARTIES HERETO HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE AREA ENCOMPASSED BY THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK AND IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. THE PARTIES HERETO EACH ACCEPT FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION AND VENUE OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.

     9.15. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. THE PARTIES

HERETO ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY OF THE OTHER PARTIES. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES HERETO ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed by its duly authorized officer, in each case as of the day and year first above written.

                              HANOVER COMPRESSOR COMPANY


                              By:    /s/ WILLIAM S. GOLDBERG
                                     ____________________________
                              Name:  William S. Goldberg
                              Title: Executive Vice President

                              HANOVER COMPRESSION INC.


                              By:    /s/ WILLIAM S. GOLDBERG
                                     ____________________________
                              Name:  William S. Goldberg
                              Title: Executive Vice President

                              DRESSER-RAND COMPANY

                              By: Ingersoll-Rand Company (a General Partner)


                              By:    /s/ JOSEPH A. KIAH
                                     ____________________________
                              Name:  Joseph A. Kiah
                              Title: Vice-President

                              By: D-R Acquisition, LLC (a General Partner)

                              By Ingersoll-Rand Company (as its Sole Member)


                              By:    /s/ JOSEPH A. KIAH
                                     ____________________________
                              Name:  Joseph A. Kiah
                              Title: Vice-President

                              With respect to Sections 6.11, 6.14 and 6.17 only:

                              INGERSOLL-RAND COMPANY


                              By:    /s/ JOSEPH A. KIAH
                                     ____________________________
                              Name:  Joseph A. Kiah
                              Title: Vice-President

                     AMENDMENT NO. 1 TO PURCHASE AGREEMENT
                     -------------------------------------

          Amendment No. 1, dated as of August 31, 2000 (this "Amendment"), to the Purchase Agreement (the "Purchase Agreement"), dated as of July 11, 2000, by and among Hanover Compressor Company, a Delaware corporation ("Hanover"), Hanover Compression Inc., a Delaware corporation and a wholly owned subsidiary of Hanover (the "Buyer"), Dresser-Rand Company, a New York general partnership (the "Seller") and Ingersoll-Rand Company (the "Parent").

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, Buyer and Seller desire to amend the Purchase Agreement as provided herein;

          NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, it is hereby agreed as follows:

                                 ARTICLE I
                                 ---------

          1.1 Section 2.13(a) of the Disclosure Schedule. Section 2.13(a) of the Disclosure Schedule is hereby amended by deleting the existing Section 2.13(a) of the Disclosure Schedule in its entirety and replacing it with the new
Section 2.13(a) of the Disclosure Schedule attached hereto as Attachment A.

          1.2 Exhibit A to the Purchase Agreement. Exhibit A to the Purchase Agreement is hereby amended by deleting the existing Exhibit A in its entirety and replacing it with the new Exhibit A attached hereto as Attachment B.

          1.3 Exhibit C to the Purchase Agreement. Exhibit C to the Purchase Agreement is hereby amended by deleting the existing Exhibit C in its entirety and replacing it with the new Exhibit C attached hereto as Attachment C.

          1.4 Post-Closing Name Changes. Article VI of the Purchase Agreement is hereby amended by inserting at the end thereof, the following new Section 6.19:

          "Section 6.19. Post-Closing Name Changes. Each of Hanover and Buyer shall use its reasonable best efforts to cause the name of each Transferred Subsidiary to be changed (where applicable) to a name that does not include the words "Dresser-Rand" as promptly as practicable after the Closing (but in any event no later than 60 days after the Closing Date)."

                                 ARTICLE II
                                 ----------

          The Purchase Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Nothing in this Amendment shall waive or be deemed to waive or modify (except as expressly set forth herein) any rights or obligations of any of the parties under the Purchase Agreement. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York. This Amendment may be executed in one or more counterparts each of which shall be deemed to be an original by the party executing such counterpart, but all of which shall be considered one and the same instrument.

          IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed by its duly authorized officer, in each case as of the day and year first above written.

                              HANOVER COMPRESSOR COMPANY


                              By:   /s/ WILLIAM S. GOLDBERG
                                    ____________________________
                                    Name:  William S. Goldberg
                                    Title:  Executive Vice President


                              HANOVER COMPRESSION INC.


                              By:   /s/ WILLIAM S. GOLDBERG
                                    ____________________________
                                    Name:  William S. Goldberg
                                    Title:  Executive Vice President


                              DRESSER-RAND COMPANY

                              By:  Ingersoll-Rand Company (a General Partner)


                              By:   /s/ RONALD G. HELLER
                                    ____________________________
                                    Name: Ronald G. Heller
                                    Title:  Vice-President

                              By:   D-R Acquisition, LLC (a General Partner)
                                    By:  Ingersoll-Rand Company
                                         (as its Sole Member)


                              By:   /s/ RONALD G. HELLER
                                    ____________________________
                                    Name:  Ronald G. Heller
                                    Title:  Vice-President


                              INGERSOLL-RAND COMPANY


                              By:   /s/ RONALD G. HELLER
                                    ____________________________
                                    Name:  Ronald G. Heller
                                    Title:  Vice-President

                                       2